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                           THE SECOND AMENDED AND RESTATED

                         LIMITED LIABILITY COMPANY AGREEMENT

                                          OF

                                 GROVE INVESTORS LLC

                        (a Delaware limited liability company)



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                              Dated as of June 27, 1998


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                                  TABLE OF CONTENTS

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ARTICLE I      DEFINITIONS; CONSTRUCTION . . . . . . . . . . . . . . . . . . 1
     1.1       Definitions . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2       Cross References. . . . . . . . . . . . . . . . . . . . . . .12
     1.3       Usage Generally . . . . . . . . . . . . . . . . . . . . . . .13

ARTICLE II     FORMATION; NAME; TERM . . . . . . . . . . . . . . . . . . . .13
     2.1       Formation . . . . . . . . . . . . . . . . . . . . . . . . . .13
     2.2       Name. . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     2.3       Effective Date; Term. . . . . . . . . . . . . . . . . . . . .14
     2.4       Principal Place of Business . . . . . . . . . . . . . . . . .14
     2.5       Registered Office . . . . . . . . . . . . . . . . . . . . . .14
     2.6       Registered Agent. . . . . . . . . . . . . . . . . . . . . . .14
     2.7       Filings . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     2.8       Authorized Person . . . . . . . . . . . . . . . . . . . . . .14
     2.9       Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     2.10      Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . .15

ARTICLE III    INTERESTS; CLOSING; CONTRIBUTIONS . . . . . . . . . . . . . .17
     3.1       Initial Capital Contributions . . . . . . . . . . . . . . . .17
     3.2       Contribution Closing. . . . . . . . . . . . . . . . . . . . .17
     3.3       Class A Units.. . . . . . . . . . . . . . . . . . . . . . . .17
     3.4       Return of Capital Contributions . . . . . . . . . . . . . . .17

ARTICLE IV     CAPITAL ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS. . . . . . . . .18
     4.1       Capital Accounts. . . . . . . . . . . . . . . . . . . . . . .18
     4.2       Allocation of Net Income. . . . . . . . . . . . . . . . . . .18
     4.3       Allocation of Net Loss. . . . . . . . . . . . . . . . . . . .18
     4.4       Class A Units . . . . . . . . . . . . . . . . . . . . . . . .19
     4.5       Adjustments to Class B Percentage Interests . . . . . . . . .19
     4.6       Interim Allocations Due to Percentage Interest Adjustment . .21
     4.7       Certain Tax Matters . . . . . . . . . . . . . . . . . . . . .21
     4.8       Reimbursement of Expenses . . . . . . . . . . . . . . . . . .23
     4.9       Distributions . . . . . . . . . . . . . . . . . . . . . . . .23
     4.10      Distributions in Kind . . . . . . . . . . . . . . . . . . . .24
     4.11      Restrictions on Distributions . . . . . . . . . . . . . . . .24
     4.12      Tax Withholding . . . . . . . . . . . . . . . . . . . . . . .24

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ARTICLE V      MEMBERS . . . . . . . . . . . . . . . . . . . . . . . . . . .25
     5.1       Members . . . . . . . . . . . . . . . . . . . . . . . . . . .25
     5.2       Admission of New Members. . . . . . . . . . . . . . . . . . .26
     5.3       Resignation . . . . . . . . . . . . . . . . . . . . . . . . .26
     5.4       Power of Members. . . . . . . . . . . . . . . . . . . . . . .26
     5.5       Members' Right to Make Certain Additional Investment. . . . .26
     5.6       Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . .27
     5.7       Voting. . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     5.8       Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     5.9       Actions Without a Meeting . . . . . . . . . . . . . . . . . .27

ARTICLE VI     MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . .27
     6.1       Management of the Company . . . . . . . . . . . . . . . . . .27
     6.2       Powers of the Management Committee. . . . . . . . . . . . . .28
     6.3       Governance. . . . . . . . . . . . . . . . . . . . . . . . . .30
     6.4       No Management by Other Persons or Entities. . . . . . . . . .31
     6.5       By-laws . . . . . . . . . . . . . . . . . . . . . . . . . . .31
     6.6       Reliance by Third Parties . . . . . . . . . . . . . . . . . .31

ARTICLE VII    ACCOUNTING; FINANCIAL AND TAX MATTERS . . . . . . . . . . . .31
     7.1       Accounting Method . . . . . . . . . . . . . . . . . . . . . .31
     7.2       Accounting Records. . . . . . . . . . . . . . . . . . . . . .31
     7.3       Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . .32
     7.4       Financial Statements. . . . . . . . . . . . . . . . . . . . .32
     7.5       Bank and Investment Accounts. . . . . . . . . . . . . . . . .32
     7.6       Tax Matters Partner . . . . . . . . . . . . . . . . . . . . .33
     7.7       Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     7.8       Classification as a Partnership . . . . . . . . . . . . . . .33
     7.9       Accounting Decisions. . . . . . . . . . . . . . . . . . . . .34

ARTICLE VIII   LIABILITY; EXCULPATION; INDEMNIFICATION . . . . . . . . . . .34
     8.1       Liability of Members. . . . . . . . . . . . . . . . . . . . .34
     8.2       Exculpation . . . . . . . . . . . . . . . . . . . . . . . . .34
     8.3       Duties and Liabilities of Covered Persons . . . . . . . . . .34
     8.4       Indemnification . . . . . . . . . . . . . . . . . . . . . . .35
     8.5       Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .36

ARTICLE IX     TRANSFERS . . . . . . . . . . . . . . . . . . . . . . . . . .37
     9.1       General Restrictions. . . . . . . . . . . . . . . . . . . . .37
     9.2       Permitted Transfers . . . . . . . . . . . . . . . . . . . . .37
     9.3       Drag-Along Right. . . . . . . . . . . . . . . . . . . . . . .37
     9.4       Tag Along Right . . . . . . . . . . . . . . . . . . . . . . .38

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     9.5       Conditions to Transfers . . . . . . . . . . . . . . . . . . .38
     9.6       Effect of Permitted Transfer. . . . . . . . . . . . . . . . .39

ARTICLE X      REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . . . .40
     10.1      Demand Registration Rights. . . . . . . . . . . . . . . . . .40
     10.2      Registration Procedures . . . . . . . . . . . . . . . . . . .42
     10.3      Conditions to Offerings . . . . . . . . . . . . . . . . . . .45
     10.4      Registration Expenses . . . . . . . . . . . . . . . . . . . .45
     10.5      Indemnification; Contribution . . . . . . . . . . . . . . . .46
     10.6      Holdback. . . . . . . . . . . . . . . . . . . . . . . . . . .48

ARTICLE XI     TERMINATION CALL RIGHTS . . . . . . . . . . . . . . . . . . .49
     11.1      Call Rights . . . . . . . . . . . . . . . . . . . . . . . . .49

ARTICLE XII    TERMINATION; DISSOLUTION; LIQUIDATION AND WINDING-UP. . . . .50
     12.1      Termination of the Company. . . . . . . . . . . . . . . . . .50
     12.2      Events of Dissolution . . . . . . . . . . . . . . . . . . . .51
     12.3      Notice of Dissolution Event . . . . . . . . . . . . . . . . .51
     12.4      Liquidation and Winding-Up. . . . . . . . . . . . . . . . . .51
     12.5      Survival of Rights, Duties and Obligations. . . . . . . . . .52
     12.6      Claims of the Members . . . . . . . . . . . . . . . . . . . .52

ARTICLE XIII   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MEMBERS. . .53
     13.1      Representations . . . . . . . . . . . . . . . . . . . . . . .53
     13.2      Covenants . . . . . . . . . . . . . . . . . . . . . . . . . .53

ARTICLE XIV    GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . .53
     14.1      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .53
     14.2      Entire Agreement; Non-Waiver. . . . . . . . . . . . . . . . .54
     14.3      Amendments. . . . . . . . . . . . . . . . . . . . . . . . . .54
     14.4      No Waivers. . . . . . . . . . . . . . . . . . . . . . . . . .54
     14.5      Applicable Law. . . . . . . . . . . . . . . . . . . . . . . .55
     14.6      SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL;
               SELECTION OF FORUM. . . . . . . . . . . . . . . . . . . . . .55
     14.7      Further Assurances. . . . . . . . . . . . . . . . . . . . . .55
     14.8      Assignment of Contracts and Rights. . . . . . . . . . . . . .55
     14.9      No Right to Partition . . . . . . . . . . . . . . . . . . . .55
     14.10     No Third Party Rights . . . . . . . . . . . . . . . . . . . .56
     14.11     Successors and Assigns. . . . . . . . . . . . . . . . . . . .56
     14.12     Severability. . . . . . . . . . . . . . . . . . . . . . . . .56
     14.13     Remedies Not Exclusive. . . . . . . . . . . . . . . . . . . .56

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     14.14     Representation by Counsel . . . . . . . . . . . . . . . . . .56
     14.15     Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .56
     14.16     Attachments . . . . . . . . . . . . . . . . . . . . . . . . .56
     14.17     Table of Contents and Headings. . . . . . . . . . . . . . . .57
     14.18     Competing Business. . . . . . . . . . . . . . . . . . . . . .57
     14.19     Entire Agreement. . . . . . . . . . . . . . . . . . . . . . .57
     14.20     Arbitration . . . . . . . . . . . . . . . . . . . . . . . . .57
     14.21     Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . .58
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                       THE SECOND AMENDED AND RESTATED

                     LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                             GROVE INVESTORS LLC


          This Second Amended and Restated Limited Liability Company Agreement (this "AGREEMENT") of GROVE INVESTORS LLC, a Delaware limited liability company (the "COMPANY"), is made as of June 27, 1998, by and between the Persons set forth on the signature pages hereto.

          WHEREAS, the Company was formed under the laws of the State of Delaware by filing a certificate of formation with the Secretary of State of the State of Delaware pursuant to an Operating Agreement, dated as of January 15, 1998.

          WHEREAS, the members wish to admit Salvatore J. Bonanno, Jeff Bust, Joseph Shull, James Kolinski, Ted Bratthauar and John Wheeler as Employee Members.

          WHEREAS, the Members wish to amend and restate the Amended and Restated Limited Liability Company Agreement of the Company dated as of April 29, 1998 as set forth below.

          NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

                                 ARTICLE I

                         DEFINITIONS; CONSTRUCTION


          1.1 DEFINITIONS. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings specified below.

          "ADJUSTED CAPITAL ACCOUNT" shall mean, with respect to any Member, such Member's Capital Account balance, increased by such Member's share of Company Minimum Gain and Member Minimum Gain.

          "AFFILIATE" shall mean, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under direct or indirect common control with, such Person. For the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms "controlling" and "controlled" shall have correlative meanings.

          "AGREEMENT" shall mean this Second Amended and Restated Limited Liability Company Agreement of the Company as amended, modified, supplemented and/or restated from time to time.

          "ANCILLARY LETTER" shall mean that certain letter dated as of April 29, 1998, by and between FW Grove, Strategic and GGEP.

          "ANNUAL EBITDA ACTUAL" shall mean, for the prior 12 month period, the net profit of the Company and its Subsidiaries after all expenses, but before any (a) interest, (b) income taxes or other taxes based on profits,
(c) amortization of goodwill, (d) depreciation, (e) cash expenses directly associated with the implementation of the operations improvement program, including consulting fees under the Consulting Agreement, and (f) to the extent determined by the Management Committee, any nonrecurring or unbudgeted extraordinary items of income or loss.

          "ANNUAL EBITDA ACTUAL IMPROVEMENT" shall mean the excess, if any, of (a) the Annual EBITDA Actual, over (b) the Annual EBITDA Baseline.

          "ANNUAL EBITDA BASELINE" shall mean, for any year described in the Ancillary Letter, for any revenue level, the amounts calculated from the formula described in the Ancillary Letter for such year for such revenue level.

          "ANNUAL EBITDA INCREASE" shall mean, for any year described in the Ancillary Letter for any revenue level, (a) the lesser of (i) one or (ii) (x) the Annual EBITDA Actual Improvement, (y) divided by the Annual EBITDA Promised Improvement, multiplied by (b) 18.75% of the Total Promote Percentage.

          "ANNUAL EBITDA PROMISED IMPROVEMENT" shall mean, for any year described in the Ancillary Letter, for any revenue level, the excess of (a) the Annual EBITDA Target, over (b) the Annual EBITDA Baseline.

          "ANNUAL EBITDA TARGET" shall mean, for any year described in the Ancillary Letter, for any revenue level, the amounts calculated from the formula described in the Ancillary Letter for such year for such revenue level.

          "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3, as in effect on the date hereof, promulgated under the Exchange Act; "BENEFICIALLY OWNED," "OWNED BENEFICIALLY" and like terms shall have correlative meanings.

          "BUSINESS" shall mean the business of designing, manufacturing, selling and providing customer support for mobile hydraulic cranes, aerial work platforms and truck mounted cranes and similar devices.

          "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day when banks in New York City are authorized or required by law to be closed.

          "CAPITAL ACCOUNT" shall mean, with respect to any Member, the capital account of such Member, maintained in accordance with Section 4.1.

          "CAPITAL CONTRIBUTION" shall mean, with respect to any Member, the aggregate amount of money and the initial Gross Asset Value of any property (other than money) contributed to the capital of the Company with respect to such Member's Interest.

          "CERTIFICATE" shall mean the certificate of formation of the Company and any amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Act.

          "Change in Control" shall mean (a) the closing of any transaction whereby any Person other than FW Grove Coinvestors, L.P., Keystone, Inc. (including funds sponsored by Keystone, Inc.), FW Strategic Partners, L.P., Michael L. George or the George Group, Inc. or any of their respective Affiliates shall have become the beneficial owner of more than 50% of the Equity Securities of the Company or a reorganization, merger, consolidation, acquisition or other similar transaction, after which all or substantially all of the assets of the Company are controlled by an entity other than FW Grove Coinvestors, L.P., Keystone, Inc. (including investment funds sponsored by Keystone, Inc.), Michael L. George, the George Group Inc. and/or FW Strategic Partners, L.P. or their respective Affiliates or (b) if the Company has been reconstituted as a corporation, the consummation of any public offering after which more than 50% of the Company's stock is publicly traded.

          "CLASS A PERCENTAGE INTERESTS" shall mean, with respect to any Member, at any time, a fraction, the numerator of which equals the number of Class A Units held by such Member at such time, and the denominator of which equals the aggregate number of Class A Units held by all the Members at such time.

          "CLASS A SHARE" shall mean a fraction, (a) the numerator of which equals the number of Class A Units outstanding, and (b) the denominator of which equals the greater of (x) the sum of (i) the number of Class A Units outstanding, (ii) 69,500, and (iii) the Class B New Interest Amount, or (y) the sum of (i) 75,000 plus (ii) the Class B New Interest Amount.

          "CLASS A UNITS" shall mean the denomination of Interests in the Company of the Employee Members; PROVIDED that the Company shall not issue Class A Units that would cause the Class A Share to exceed 12.579%; PROVIDED FURTHER that if the Company is unable to issue Class A Units by reason of the preceding proviso, it may issue Class B Interests to Employee Members.

          "CLASS B NEW INTEREST AMOUNT" means (a) 69,500 multiplied by (b) the New Class B Percentage Interests as of such date, divided by (c) (i) 100% minus (ii) the New Class B Percentage Interests.

          "CLASS B PERCENTAGE INTEREST" shall mean with respect to a Member as of any date the sum, with respect to each Class B Interest that it holds, of:

               (i) (x) in the case of interests not resulting from the operation of Section 4.5, the Class B Percentage Interest of such Class B Interest on the date acquired, multiplied by (y) 100% minus the Class B Percentage Interests attributable to any Class B Interest issued subsequently thereto (including increases in GGEP's Class B Interests pursuant to Section 4.5), and

               (ii) in the case of GGEP, (x) the cumulative gross amount by which its Class B Percentage Interests have been increased pursuant to
Section 4.5 (determined without regard to paragraph (e) thereof), multiplied by (y) 100% minus the New Class B Percentage Interests.

          "CLASS B SHARE" shall mean the excess of (a) 100% minus (b) the Class A Share.

          "CODE" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

          "COMPANY MINIMUM GAIN" shall mean "partnership minimum gain," as defined in Section 1.704-2(b)(2) of the Treasury Regulations, and shall be determined in accordance with Section 1.704-2(d) of the Treasury Regulations.

          "CONSULTING AGREEMENT" shall mean the Consulting Agreement, dated as of April 29, 1998, by and between the Operating Company and George Group, Inc.

          "CUMULATIVE EBITDA ACTUAL" shall mean the sum of Annual EBITDA Actual for the following four one-year periods; (i) September 28, 1998 - September 25, 1999, (ii) September 26, 1999 - September 30, 2000, (iii) October 1, 2000 -September 29, 2001, and (iv) September 30, 2001 - September 28, 2002.

          "CUMULATIVE EBITDA ACTUAL IMPROVEMENT" shall mean, the excess of
(a) the Cumulative EBITDA Actual, over (b) the Cumulative EBITDA Baseline.

          "CUMULATIVE EBITDA BASELINE" shall mean $467.2 million.

          "CUMULATIVE EBITDA INCREASE" shall mean, (a) the lesser of (i) one or (ii) the Cumulative EBITDA Actual Improvement, (y) divided by the excess of (1) $524.7 million, over (2) the Cumulative EBITDA Baseline, multiplied by
(b)75% of the Total Promote Percentage.

          "DEPRECIATION" shall mean, with respect to any Taxable Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for Federal income tax purposes, except that if the Gross Asset Value of the asset differs from its adjusted tax basis, Depreciation shall be determined in accordance with the methods used for Federal income tax purposes and shall equal the amount that bears the same ratio to the Gross Asset Value of such asset as the depreciation, amortization or other cost recovery deduction computed for Federal income tax purposes with respect to such asset bears to the adjusted Federal income tax basis of such asset; PROVIDED, HOWEVER, that if any such asset that is depreciable or amortizable has an adjusted federal income tax basis of zero, the rate of Depreciation shall be as determined by the "tax matters partner".

          "EMPLOYEE MEMBERS" shall mean (i) any employee of the Operating Company or any of its Subsidiaries who purchases Interests subsequent to the date hereof, (ii) any other Person, who is not a Member on the date hereof, designated as an Employee Member by the Management Committee and (iii) all Permitted Transferees of such Persons that become parties to this Agreement in accordance with Article IX.

          "EQUITY SECURITIES" has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act as in effect on the date hereof, and in any event includes any limited partnership interest, any limited liability company interest and any other interest or security having the attendant right to vote for directors or similar representatives.

          "EXCHANGE ACT" shall mean the United States Securities Exchange Act of 1934, as amended.

          "EXERCISE PRICE" shall mean, with respect to any Option holder, the amount set forth in the Management Option Plan.

          "EXERCISE PRICE EQUIVALENT" shall mean, (a) in the case of GGEP the product of (i) the excess, of (x) $75,000,000 over (y) the cumulative amounts distributed pursuant to Section 4.9(c) and (ii) the gross increase in GGEP's Class B Percentage Interest pursuant to Section 4.5 (determined without regard the clause (e) thereof) divided by (iii) 100% minus the amount set forth in clause (a)(ii) of this definition, and (b) in the case of an Employee Member the product of (i) $1,000 (or such other amount set forth in the award of such Units), and (ii) the aggregate number of Class A Units awarded to such Employee Member pursuant to the Management Incentive Plan.

          "FAIR MARKET VALUE" shall mean, with respect to any property (including, without limitation, any Interest), the price at which such property is likely to be sold in an arm's-length transaction between a willing and able buyer and a willing and able seller, neither of which is an Affiliate or an officer, director, shareholder, partner, member or agent of a Member or an Affiliate of a Member of the other, based on the then prevailing market conditions; PROVIDED, HOWEVER, that for purposes of determining Internal Rate of Return and Net Value of the Company, Fair Market Value shall be determined with reference to a recent or imminent actual arm's length transaction (including a public offering of interests or a recent or imminent sale of all or part of the Company or its direct or indirect subsidiaries); and PROVIDED, FURTHER, that if no such actual arm's length transaction has occurred or is imminent, then Fair Market Value shall be determined in accordance with Section 14.20.

          "FISCAL YEAR" shall mean the accounting fiscal year of the Company (or portion thereof) which shall end on the last Saturday of September in each year unless changed by the Management Committee as provided hereunder; PROVIDED, HOWEVER, that upon termination of the Company, "FISCAL YEAR" shall mean the period from the first day of the Fiscal Year immediately preceding such termination to the date thereof.

          "GAAP" shall mean generally accepted accounting principles as in effect in the United States from time to time.

          "GROSS ASSET VALUE" shall mean, with respect to any asset, such asset's adjusted basis for Federal income tax purposes, except that (i) the initial Gross Asset Value of any asset contributed to the Company shall be its gross Fair Market Value (as determined by the tax matters partner) at the time such asset is contributed or deemed contributed for purposes of computing Capital Accounts, (ii) upon a change in the Members' Percentage Interests, the Gross Asset Value of all of the assets of the Company shall be adjusted to equal their respective gross Fair Market Values (as determined by the tax matters partner), (iii) the Gross Asset Value of any asset distributed in kind to any Member shall be the gross Fair Market Value of such asset (as determined by the tax matters partner) on the date of such distribution, and (iv) the Gross Asset Value of any asset determined pursuant to clauses (i) or (ii) above shall thereafter be adjusted from time to time by the Depreciation taken into account with respect to such asset for purposes of determining Net Income or Net Loss.

          "INTEREST" shall mean the entire ownership interest of a Member in the Company at any time, including such Member's share of Net Income and Net Loss, such Member's rights to receive distributions and other benefits to which such Member may be entitled hereunder and under the Act, and the obligations of such Member to comply with the applicable terms and provisions of this Agreement; PROVIDED, HOWEVER, that in no event shall any issued and outstanding Option be considered an Interest for any purpose of this Agreement.

          "INTERNAL RATE OF RETURN" shall be calculated as though (i) all assets of the Company were sold as a going concern to a third party for cash in the amount of the Fair Market Value thereof as of the date of the event ("VALUATION EVENT") requiring such determination (the "EVENT DATE"), (ii) all obligations of the Company, including the costs, expenses, claims, and liabilities of any type or kind, whether contingent or otherwise, of the Company in connection with such hypothetical liquidation were satisfied and
(iii) the remaining assets of the Company were distributed to the Members in accordance with Article XII.

          "INVENTORY TURN ACTUAL" shall mean, as of any test date described in the Ancillary Letter, (a) the cost of goods sold by the Operating Company for the last 12 months prior to such test date, divided by (b) the inventory per the closing balance sheet for such 12 month period.

          "INVENTORY TURN ACTUAL IMPROVEMENT" shall mean, as of any test date described in the Ancillary Letter, the excess of (a) the Inventory Turn Actual for such test date, over (b) the Inventory Turn Hurdle for such test date.

          "INVENTORY TURN HURDLE" shall mean, as of any test date described in the Ancillary Letter, the amount set forth under the heading "Turn Hurdle" in the Ancillary Letter.

          "INVENTORY TURN INCREASE" shall mean, as of any test date described in the Ancillary Letter, (a) the lesser of (i) one or (ii) the Inventory Turn Actual

Improvement for such test date, divided by the Inventory Turn Promised Improvement for such test date, multiplied by (b) 6.25% of the Total Promote Percentage.

          "INVENTORY TURN PROMISED IMPROVEMENT" shall mean, as of any test date described in the Ancillary Letter, the excess of (a) the Inventory Turn Target for such date, over (b) the Inventory Turn Hurdle for such date.

          "INVENTORY TURN TARGET" shall mean, as of the dates described in the Ancillary Letter, the targets set forth under the heading "Turn Target."

          "INVESTMENT BANKING FIRM" shall mean any nationally recognized investment banking firm that is not an Affiliate of any Member.

          "IPO PRICE" shall mean the public offering price per share as set forth on the cover of the registration statement of the Company as declared effective by the SEC.

          "MAJORITY MEMBERS" shall mean Members holding more than 66% of the Interests held by all Members (measured in terms of Percentage Interests).

          "MANAGEMENT COMMITTEE" means the Management Committee referred to in Section 6.1.

          "MANAGEMENT OPTION PLAN" means the Management Option Plan of the Company as in effect from time to time.

          "MEMBER" means each of the Persons described in the Ancillary Letter, the Employee Members admitted on the date hereof, any Person hereafter admitted as a Member hereunder and Permitted Transferees of such Members, individually, when acting in the capacity of each as a member of the Company and "Members" means any Person hereafter admitted as a Member hereunder and Permitted Transferees of such Members, collectively, when acting in their capacities as members of the Company.

          "MEMBER MINIMUM GAIN" shall mean "partner nonrecourse debt minimum gain," as defined in Section 1.704-2(i)(2) of the Treasury Regulations, and shall be determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

          "MEMBER NONRECOURSE DEBT" shall mean "partner nonrecourse debt," as defined in Section 1.704-2(b)(4) of the Treasury Regulations.

          "MEMBER NONRECOURSE DEDUCTIONS" shall mean "partner nonrecourse deductions," as defined in Section 1.704-2(i)(1) of the Treasury Regulations, and shall be determined in accordance with Section 1.704-2(i)(2) of the Treasury Regulations.

          "MODIFIED CAPITAL ACCOUNT" shall mean, at any time (i) with respect to GGEP and each Employee Member, the sum of its Capital Account balance at such time plus its Exercise Price Equivalent, and (ii) with respect to the other Members, such Member's Capital Account balance at such time.

          "NET INCOME" or "NET LOSS" shall mean, with respect to any Taxable Year, an amount equal to the taxable income or loss of the Company as determined for federal income tax purposes, with the following adjustments:

                      (i) Such taxable income or loss shall be increased by the amount, if any, of tax-exempt income received or accrued by the Company;

                     (ii) Such taxable income or loss shall be reduced by the amount, if any, of all expenditures of the Company described in Section 705(a)(2)(B) of the Code, including expenditures treated as described therein under Section 1.704(b)(2)(iv)(i) of the Treasury Regulations;

                    (iii) items of income, gain, deductions or losses specially allocated pursuant to Section 4.7(c) through (h) in any year shall be excluded from the calculation of such taxable income or loss for such year;

                     (iv) If the Gross Asset Value of any asset is adjusted pursuant to clause (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account, immediately prior to the event giving rise to such adjustment, as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss;

                      (v) Gain or loss resulting from any disposition of any asset with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that such Gross Asset Value differs from the adjusted tax basis of such asset; and

                     (vi) In lieu of the depreciation, amortization, or other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Taxable Year.

          "NET VALUE OF THE COMPANY" shall mean the aggregate amount of cash payable to the Members upon the liquidation of the Company if (i) all assets of the Company were sold as a going concern to a third party for cash in the amount of the Fair Market Value thereof as of the date of the event requiring such determination, (ii) all obligations of the Company, including the costs, expenses, claims, and liabilities of any type or kind, whether contingent or otherwise, of the Company in connection with such hypothetical liquidation were satisfied and (iii) the remaining assets of the Company were distributed to the Members thereafter in accordance with Article XII.

          "NEW CLASS B PERCENTAGE INTERESTS" as of any date shall mean the aggregate Class B Percentage Interests of all Class B Interests issued after the date hereof, other than pursuant to Section 4.5.

          "NONRECOURSE DEDUCTIONS" shall have the meaning set forth in
Section 1.704-2(b)(1) of the Treasury Regulations. The amount of Nonrecourse Deductions for any year equals the excess, if any, of the net increase in the amount of Company Minimum Gain during such year over the aggregate amount of any distributions during such year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined in accordance with Section 1.704-2(c) of the Treasury Regulations.

          "NONRECOURSE LIABILITY" shall have the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

          "OPERATING COMPANY" shall mean Grove Worldwide LLC, a Delaware limited liability company.

          "OPTION" shall mean an Option which will have a Exercise price and be exercisable for a number of Interests, pursuant to the Management Option Plan.

          "PARENT" shall mean with respect to any Person, any other Person that controls such Person directly or indirectly through any Subsidiary of such other Person or owns directly or indirectly through any Subsidiary of such other Person more than 50% of the outstanding common stock or outstanding Equity Securities ordinarily entitled to vote of such Person.

          "PERCENTAGE INTEREST" shall mean, as of any date, with respect to any Member, the sum of (a) the product of (i) such Member's Class A Percentage Interest, multiplied by (ii) the Class A Share, and (b) the product of (i) such Member's Class B Percentage Interest, multiplied by (ii) the Class B Share.

          "PERSON" shall mean any individual, partnership, company, corporation, limited liability company, trust, estate, unincorporated association, syndicate, joint venture or unincorporated organization, any government or any department, agency or political subdivision thereof, or any other entity.

          "PUBLIC COMPANY" shall mean a Person required to make periodic filings with the SEC under Section 13 or 15(d) of the Exchange Act with respect to its Equity Securities.

          "RELATIVE INTEREST" of any Member, as compared to any other Member or Members, shall mean the proportion that such Member's Percentage Interest bears to such other Member's or Members' Percentage Interests.

          "SEC" shall mean the United States Securities and Exchange
Commission.

          "SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended.

          "STOCK AND ASSET PURCHASE AGREEMENT" shall mean the Stock and Asset Purchase Agreement, dated March 10, 1998, among Hanson Funding (G) Ltd., Grove Europe Ltd., Deutsche Grove Corp., Kidde Industries, Inc. and Grove Worldwide LLC, as in effect from time to time.

          "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership, limited liability company or other business entity controlled by such Person directly or indirectly through any other Subsidiary of such Person or in which such Person owns directly or indirectly through any other Subsidiary of such Person more than 50% of the outstanding common stock or other outstanding Equity Securities ordinarily entitled to vote in such Person.

          "TAX AMOUNT" shall mean, with respect to any Member, the product of
(i) the taxable income allocated to such Member pursuant to this Agreement, and (ii) the maximum combined Federal, state and local income tax rates applicable to an individual resident of New York City or California, whichever is higher, PROVIDED, HOWEVER, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes attributable to the Company, such as alternative minimum tax carryforwards shall be taken into account, and adjusted to take into account any applicable credits, deductions or other adjustments allowed under both New York and California law to a direct or indirect owner of an Interest in the Company for state and local income tax purposes based on the assumption that such carryforwards and other tax attributes have not been utilized against income not attributable to the Company.

          "TAX MATTERS PARTNER" shall have the meaning set forth in Section
8.6.

          "TAXABLE YEAR" shall mean the taxable year of the Company (or portion thereof) which shall end on December 31 in each year; PROVIDED, HOWEVER, that upon termination of the Company, "TAXABLE YEAR" shall mean the period from January 1 immediately preceding such termination to the date thereof.

          "TOTAL PROMOTE PERCENTAGE" shall have the meaning set forth in the Ancillary Letter.

          "TRANSFER" shall mean any transfer, sale, assignment, pledge, lease, hypothecation, mortgage, gift or creation of security interest, lien or trust (voting or otherwise) or other encumbrance or other disposition of any Interests. "TRANSFEROR" and "TRANSFEREE" have correlative meanings.

          "TREASURY REGULATIONS" shall mean the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time.

          "VALUATION DATE" shall mean any date the assets of the Company are valued for any reason.

          1.2 CROSS REFERENCES. Each of the following terms shall have the meaning assigned thereto in the Section of this Agreement set forth below opposite such term:

          Act. . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1
          Agents . . . . . . . . . . . . . . . . . . . . . . . 10.2(f)
          Amended and Restated Agreement . . . . . . . . . . .Preamble
          Buyout Notice. . . . . . . . . . . . . . . . . . . . . . 9.3
          Chosen Court . . . . . . . . . . . . . . . . . . . . . .13.6
          Class B Interest . . . . . . . . . . . . . . . . . . . . 3.1
          Company. . . . . . . . . . . . . . . . . . . . . . .Preamble
          Contribute . . . . . . . . . . . . . . . . . . . . 4.4(a)(i)
          Contribution Closing . . . . . . . . . . . . . . . . . . 3.2
          Contribution Closing Date. . . . . . . . . . . . . . . . 3.2
          Converted Securities . . . . . . . . . . . . . . . . 2.10(b)
          Covered Person . . . . . . . . . . . . . . . . . . . .8.2(a)
          Deficit Member . . . . . . . . . . . . . . . . . . . .4.6(g)
          Demand Member. . . . . . . . . . . . . . . . . . . .10(a)(i)
          Demand Notice. . . . . . . . . . . . . . . . . . .10.1(a)(i)
          Dissolution Event. . . . . . . . . . . . . . . . . . . .12.2
          EBITDA Target. . . . . . . . . . . . . . . . . . . . . . 9.5
          Effective Transfer Time. . . . . . . . . . . . . . . . . 9.5
          Family Members . . . . . . . . . . . . . . . . . . . .9.2(b)
          Family Trust . . . . . . . . . . . . . . . . . . . . .9.2(b)
          Initial Class B Percentage Interests . . . . . . . . . . 3.3
          Inventory Turn Targets . . . . . . . . . . . . . . . .4.5(a)
          Offered Securities . . . . . . . . . . . . . . . .10.1(a)(i)
          Offering Members . . . . . . . . . . . . . . . . .10.1(c)(i)


                                                                            13

          Participating Member . . . . . . . . . . . . . . .10.1(c)(i)
          Participation Request. . . . . . . . . . . . . . .10.1(c)(i)
          Permitted Transfer . . . . . . . . . . . . . . . . . . . 9.2
          Permitted Transferee . . . . . . . . . . . . . . . . . . 9.2
          Reconstituted Company. . . . . . . . . . . . . . . . 2.10(b)
          Reconstitution . . . . . . . . . . . . . . . . . . . 2.10(b)
          Records. . . . . . . . . . . . . . . . . . . . . . . 10.2(f)
          Registration Statement . . . . . . . . . . . . . . . 10.2(a)
          Regulatory Allocations . . . . . . . . . . . . . . . .4.6(h)
          Selling Member . . . . . . . . . . . . . . . . . . 9.3(a)(i)
          Tag Along Exercise Notice. . . . . . . . . . . . . . . . 9.4
          Tag Along Interest . . . . . . . . . . . . . . . . . . . 9.4
          Tag Along Notice . . . . . . . . . . . . . . . . . . . . 9.4
          Tag Along Price. . . . . . . . . . . . . . . . . . . . . 9.4
          Tag Along Right. . . . . . . . . . . . . . . . . . . . . 9.4
          Tax Distributions. . . . . . . . . . . . . . . . . . .4.8(a)
          Termination Called Interest. . . . . . . . . . . . . 11.2(b)
          Termination Call Notice. . . . . . . . . . . . . . . 11.2(b)
          Termination Call Right . . . . . . . . . . . . . . . 11.2(a)
          Third Party Purchaser. . . . . . . . . . . . . . . . . . 9.3
          Unvested Class A Units . . . . . . . . . . . .10.1(a)(ii)(a)
          Unvested Class B Interests . . . . . . . . . .10.1(a)(ii)(b)

          1.3 USAGE GENERALLY. The definitions in this Article I shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, and Schedules shall be deemed to be references to Articles and Sections of, and Schedules to, this Agreement unless the context shall otherwise require. All Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Schedule shall have the meaning ascribed to such term in this Agreement. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All accounting terms not defined in this Agreement shall have the meanings determined by GAAP. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise expressly specified herein, any allocation to be made among all

Members or a group of Members "on a pro-rata basis" or "ratably" shall be made in proportion to the Relative Interests of such Members or group of Members immediately prior to the transaction with respect to which such allocation is being made.

                                 ARTICLE II

                           FORMATION; NAME; TERM

          2.1 FORMATION. The Company was formed on January 15, 1998 pursuant to the provisions of the Delaware Limited Liability Company Act, as amended from time to time upon the filing of a Certificate of Formation with the Secretary of State of Delaware (the "ACT"). The Members hereby agree that the Company shall be governed by, and the rights, duties and liabilities of the Members shall be as provided in, the Act and this Agreement.

          2.2 NAME. The name of the Company shall be "Grove Investors LLC". The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the Management Committee

          2.3 EFFECTIVE DATE; TERM. This Agreement shall become effective upon the execution of this Agreement by the Members. The Company shall continue in existence until it is dissolved and its affairs wound up in accordance with the Act and this Agreement or until it is terminated as provided in the Act or this Agreement.

          2.4 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be at 1565 Buchanan Trail East, P.O. Box 21, Shady Grove, Pennsylvania 17256 or at such other or additional place or places as the Management Committee shall determine from time to time. The Company may have other offices, either within or outside of the State of Delaware, at such place or places as the Management Committee may from time to time designate or the business of the Company may require.

          2.5 REGISTERED OFFICE. The address of the Company's registered office in Delaware shall be Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

          2.6 REGISTERED AGENT. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware initially is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware

19805. The Management Committee may at any time and from time to time designate another registered agent.

          2.7 FILINGS. The Members promptly shall cause the execution and delivery of such documents and performance of such acts consistent with the terms of this Agreement as may be necessary to comply with the requirements of law for the formation, qualification and operation of a limited liability company under the laws of each jurisdiction in which the Company shall conduct business. All expenses of such filings shall be borne by the Company.

          2.8 AUTHORIZED PERSON. The Chief Executive Officer or any officer designated by the Management Committee is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file the certificate of formation of the Company, and any amendments and/or restatements thereof.

          2.9 PURPOSE. The Company is formed for the purpose of, directly or indirectly, engaging in the Business and in any and all activities and transactions which are necessary, convenient, desirable or incidental to the foregoing and in any lawful business, act or activity related thereto as the Management Committee may determine from time to time and for which a limited liability company may be organized under the Act, and in any and all activities necessary, convenient, desirable or incidental to the foregoing.

          2.10 POWERS.  Except as otherwise limited in this Agreement,

               (a) the Company shall have the power and authority to do any and all acts necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purpose set forth in Section 2.9, including:

                    (i) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

                    (ii) to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

                    (iii) to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any Member or any

     Affiliate thereof, or any agent of the Company necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

                    (iv) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereby), or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

                    (v) to lend money for any proper purpose, to invest and reinvest funds and to take and hold real and personal property for the payment of funds so loaned or invested;

                    (vi) to sue and be sued, complain and defend and participate in administrative or other proceedings, in its name;

                    (vii) to appoint employees and agents of the Company, define their duties and fix their compensation;

                    (viii) to indemnify any Person in accordance with the Delaware Act and to obtain any and all types of insurance;

                    (ix)   to cease its activities and cancel its Certificate;

                    (x) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

                    (xi)   to borrow money and issue evidences of
     indebtedness, and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

                    (xii) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the

     Company or to hold such proceeds against the payment of contingent liabilities; and

                    (xiii) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

               (b) The Company upon the approval of the Management Committee, may merge with, or consolidate into, another Delaware limited liability company or other business entity (as defined in Section 18-209(a) of the Act) or take such action as is necessary to cause the Company to be reconstituted into a corporation or other business entity (the "RECONSTITUTED COMPANY") organized under the laws of the State of Delaware, or any other jurisdiction selected by the Majority Members (including without limitation through a merger of the Company with and into a direct or indirect Subsidiary, including Crane Acquisition Corp.) (the "RECONSTITUTION"), and to convert each Member's Interest into Equity Securities with a Fair Market Value (determined at the IPO Price, if applicable) equal to the amount such Member would receive upon the distribution described in clause (iii) of the definition of Net Value of the Company assuming, in the case of a Reconstitution of the Company in connection with an IPO, that the aggregate amount so distributed equals the IPO Price multiplied by the aggregate number of shares received by the Company or its Members in the Reconstitution (with the Management Committee determining any adjustments required in the event that the Reconstituted Company issues more than one class of securities and/or other issues arising with respect to such determinations) (such equity securities being referred to herein as "CONVERTED SECURITIES"). If the Company's business is reconstituted in corporate form, the principal features of Options granted under the Management Option Plan and any partnership Interests acquired upon exercise thereof (including any call or other right related thereto), shall be applied to the successor Options and stock, as determined by the Committee.


                                ARTICLE III

                     INTERESTS; CLOSING; CONTRIBUTIONS

          3.1 MANAGEMENT CONTRIBUTIONS. On the date hereof, each of the Employee Members shall contribute, transfer, assign and convey (collectively, "CONTRIBUTE"), or cause to be contributed, to the capital of the Company, an amount in cash equal to the amount set forth opposite their respective names and beneath the column headed "Initial Capital Contributions" as found in the Ancillary Letter in exchange for an interest in the Company (a "CLASS A UNITS").

          3.2 CONTRIBUTION CLOSING. The actions required to be taken pursuant to Section 3.1 shall take place at a closing (the "CONTRIBUTION CLOSING") to be held on June 26, 1998 at the office of the Company or at such other time and place as the is mutually agreed to by the parties. The time and date upon which the Contribution Closing occurs is herein called the "CONTRIBUTION CLOSING DATE."

          3.3 CLASS A UNITS. Each Member's Class A Units shall entitle such Member to an interest in the income, loss and distributions of the Company in accordance with Article IV. The number of Class A Units of purchased by each Employee Member of the Company shall be set forth opposite such Employee Member's name in the Ancillary Letter.

          3.4  RETURN OF CAPITAL CONTRIBUTIONS.

               (a) Except as otherwise provided herein, all or a portion of a Member's Capital Contribution may be returned to it at any time, but only with the consent of the Management Committee. Any such returns of Capital Contributions shall be made to all Members in the same proportions as distributions are made pursuant to Section 4.8; and provided that no return shall be made of a Member's Capital Contribution if such distribution would violate applicable law. No Member shall have the right to demand or receive property other than cash as a return of his Capital Contribution, except as may be specifically provided in this Agreement.

               (b) A Member's Interest shall for all purposes be personal property. A Member has no interest in specific Company property.

                                 ARTICLE IV

                CAPITAL ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS

          4.1 CAPITAL ACCOUNTS. A separate capital account (a "CAPITAL ACCOUNT") shall be maintained for each Member. Each Member's Capital Account shall be credited with (i) the amount of such Member's Capital Contribution (including, without limitation, the payment of a Exercise price) made in cash, (ii) such Member's allocated share of Net Income of the Company and
(iii) any items of income or gain allocated to such Member pursuant to Sections 4.7(c) through 4.7(h). Each Member's Capital Account shall be reduced by (i) the amount of any cash distributions to such Member and the Fair Market Value (net of liabilities assumed or taken subject to) of all property distributed in kind to such Member, (ii) such Member's allocated share of Net Loss of the Company and (iii) any items of deduction or loss allocated to such Member pursuant to Sections 4.7(c) through (h).

          4.2  ALLOCATION OF NET INCOME.

               Except as otherwise provided in the further provisions of this
Article IV, Net Income of the Company for any Taxable Year shall be allocated as follows and in the following order of priority:

                    (i) FIRST, to the Members in proportion to and to the extent of any deficit balances in their respective Adjusted Capital Accounts;

                    (ii) NEXT, to the Members in the manner necessary to cause, the maximum extent possible, the ratio of their respective Modified Capital Account balances to equal the ratio of their respective Percentage Interests; and

                    (iii) THEREAFTER, to the Members in accordance with their respective Percentage Interests.

          4.3  ALLOCATION OF NET LOSS.

               Except as otherwise provided in the further provisions of this
Article IV, Net Loss of the Company for any Taxable Year shall be allocated as follows and in the following order of priority:

                    (i) FIRST, to the Members in the manner necessary to cause, the maximum extent possible, the ratio of their respective Modified Capital Account balances to equal the ratio of their respective Percentage Interests;

                    (ii) NEXT, to the Members in proportion to and to the extent of their respective positive Capital Account balances; and

                    (iii) THEREAFTER, to the Members in accordance with their respective Percentage Interests.

          4.4 CLASS A UNITS. The Company may from time to time sell for consideration Class A Units to Employee Members. Pursuant to and in accordance with the Management Option Plan, the Company may issue Options. Each Option holder shall have the right to purchase Interests in the Company in an amount equal to the number of Interests set forth in the Management Option Plan, by payment to the Company of Capital Contributions equal to their respective Exercise prices upon the exercise of such Options in accordance with the terms thereof. Upon exercise of an Option by such payment, a holder shall receive allocations and distributions as set forth in Articles IV and XII hereof.

          4.5  ADJUSTMENTS TO CLASS B PERCENTAGE INTERESTS.

               (a)  INVENTORY TURN TARGETS.

                    (i) Subject to subsection (ii), below, if as of each test date described in the Ancillary Letter, the Inventory Turn Actual is greater than the Inventory Turn Hurdle, then the Class B Percentage Interest of GGEP shall be increased by adding to it the Inventory Turn Increase for such test date.

                    (ii) In the event a Change in Control occurs prior to September 28, 2002 in which the Members other than GGEP and Michael L. George collectively, after giving effect to the transaction giving rise to such a Change in Control, have received an Internal Rate of Return on their investment in the Company of greater than or equal to 20%, then immediately prior to such Change in Control the Class B Percentage Interests of GGEP shall be increased by adding to it the excess, if any, of 25% of the Total Promote Percentage over the amount by which GGEP's Interest has previously been increased pursuant to Section 4.5(a)(i).

               (b)  EBITDA TARGET.

                    (i) Subject to subsection (iii) below, if on each of the last day of Fiscal Years 1999, 2000, 2001 and 2002, the Annual EBITDA Actual is greater than the Annual EBITDA Baseline set forth for such date, then the Class B Percentage Interest of GGEP shall be increased by adding to it the Annual EBITDA Increase.

                    (ii) Subject to subsection (iii) below, if on September 30, 2002, the Cumulative EBITDA Actual is greater than the Cumulative EBITDA Baseline, then the Class B Percentage Interest of GGEP shall be increased by adding to it the excess, if any, of (A) the Cumulative EBITDA Increase, over (B) the aggregate Annual EBITDA Increases previously added to the Class B Percentage Interest of GGEP pursuant to
     Section 4.5(b)(i).

                    (iii) In the event a Change in Control occurs prior to September 30, 2002 and all the Members other than GGEP and Michael L. George collectively, after giving effect to the transaction giving rise to such a Change in Control, have received an Internal Rate of Return on their investment in the Company of greater than or equal to 20%, then immediately prior to such Change in Control the Class B Percentage Interests of GGEP shall be increased by adding to it the excess of (A) 75% of the Total Promote Percentage over, (B) the aggregate Annual EBITDA Increases previously added to the Class B Percentage Interest of GGEP pursuant to
     Section 4.5(b)(i).

               (c) (i) In the event that a Change of Control occurs on a date other than the last day of a Fiscal Year and the Internal Rate of Return is less than 20%, then the calculation of the Inventory Turn Increase shall be calculated on the basis of the next Test Date, and if the target for such Test Date is achieved, the Percentage Interests of GGEP shall be increased by the Inventory Turn Increase multiplied by a fraction, the numerator of which is the number of days from the last Test Date through the Change of Control and the denominator of which is 365.

                    (ii) In the event that a Change of Control occurs on a date other than the last day of a Fiscal Year and the Internal Rate of Return is less than 20%, then the calculation of the Annual EBITDA Increase shall be calculated on the basis of a 12-month period preceding the Change of Control and compared to the subsequent Annual EBITDA target date and if the target for such target year is achieved, the Percentage Interests of GGEP shall be increased by the Annual EBITDA Increase multiplied by a fraction, the numerator of which is the number of days from the last Annual EBITDA target date through the Change of Control and the denominator of which is 365.

               (d) If the Class B Percentage Interests of GGEP is adjusted pursuant to this Section 4.5, no Member shall have the right to modify, rectify, or undo such adjustments thereafter, and such adjustments shall be made without the need for any further act or writing to effect any such adjustment. Each Member hereby appoints the Management Committee as its duly authorized agent and attorney-in-fact for purposes of preparing and executing any amendments to this Agreement necessary or desirable to reflect any adjustment of Class B Percentage Interests under this Section 4.5. The rights granted to any Member under this Section 4.5 shall be such Member's sole and exclusive remedy for seeking relief with respect to any adjustment pursuant to this Section 4.5.

               (e) The Total Promote Percentage is based upon aggregate Capital Contributions by all Members of $75 million. Notwithstanding anything contained herein to the contrary, in the event that additional Capital Contributions were made by or to the Members on a particular date, other than Capital Contributions referred to in Section 4.9(c), then as of such date, the Total Promote Percentage shall be decreased by subtracting from it an amount equal to the product of the Total Promote Percentage multiplied by a fraction, with a numerator equal to the additional Capital Contributions made on such date, and a denominator equal to the Net Value of the Company on such date (inclusive of the value of the addition Capital Contributions made on such date). For example, if $20 million of additional Capital Contributions are made on a date when the Net Value of the Company (including the value of such additional Capital Contributions) is $95 million, then the Total Promote Percentage shall for all purposes be reduced by subtracting from it an amount equal to the product of the Total Promote Percentage multiplied by a fraction equal to 20 million/95 million.

               (f) This Section 4.5 shall terminate upon the termination of the Consulting Agreement. GGEP shall retain any adjustments to their Percentage Interests made in accordance with Section 4.5 to the extent that such adjustments were made prior to the termination of the Consulting Agreement.

          4.6 INTERIM ALLOCATIONS DUE TO PERCENTAGE INTEREST ADJUSTMENT. In the event of a change in the Members' Percentage Interests during any year or a Transfer of an Interest in the Company, the Company's Net Income or Net Loss shall be allocated among the Members for the periods before and after the change or transfer based on an interim closing of the books or any lawful equitable alternative method as determined by the Management Committee. This
Section 4.6 shall apply both for purposes of computing a Member's Capital Account and for Federal income tax purposes.

          4.7  CERTAIN TAX MATTERS.

               (a) Except as otherwise provided herein, all items of Company income, gain, deduction and loss shall be allocated among the Members in the same proportion as they share in the Net Income and Net Loss to which such items relate. Any credits against income tax shall be allocated in accordance with the Members' Percentage Interests.

               (b) Income, gain, loss or deductions of the Company shall, solely for income tax purposes, be allocated among the Members in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, so as to take account of any difference between the adjusted basis of the assets of the Company and their respective Gross Asset Values in accordance with the traditional method set forth in Section 1.704-3(c) of the Treasury Regulations.

               (c) Notwithstanding any other provision of this Article IV, if there is a net decrease in Company Minimum Gain during any year, each Member shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Section 1.704-2(g) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with
Section 1.704-2(f)(6) of the Treasury Regulations. This Section 4.7(c) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

               (d) Notwithstanding any other provisions of this Article IV except Section 4.7(c), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with
Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. This Section 4.7(d) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i) of the Treasury Regulations and shall be interpreted consistently therewith.

               (e) Nonrecourse Deductions for any year shall be allocated as Net Loss pursuant to Section 4.3.

               (f) Any Member Nonrecourse Deductions for any year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

               (g) Notwithstanding any other provision of this Article IV, no Member shall be allocated in any Taxable Year of the Company any Net Loss to the extent such allocation would cause or increase a deficit balance in such Member's Adjusted Capital Account, taking into account all other allocations to be made for such year pursuant to this Article IV and the reasonably expected adjustments, allocations and distributions described in
Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations. Any such Net Loss that would be allocated to a Member (the "DEFICIT MEMBER") shall instead be allocated to the other Members. Moreover, if a Deficit Member unexpectedly receives an adjustment, allocation or distribution described in
Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations which creates or increases a deficit balance in such Member's Adjusted Capital Account (computed after all other allocations to be made for such year pursuant to this Article IV have been tentatively made as if this Section 4.7(g) were not in this Agreement), such Deficit Member shall be allocated items of Gross Income in an amount equal to such deficit balance. This Section 4.7(g) is intended to comply with the qualified income offset requirement of
Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

               (h) The allocations set forth in Sections 4.7(c) through 4.7(g) (the "REGULATORY ALLOCATIONS") are intended to comply with Section 704(b) of the Code and the Treasury Regulations thereunder and shall be taken into account in allocating items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

          4.8 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Members for all ordinary and necessary expenses reasonably incurred (as determined by the Management Committee) by the Members on behalf of the Company, upon presentation of copies of invoices or other documents reasonably evidencing the amount and nature of such expenses. Such reimbursed amounts shall be treated as expenses of the Company that shall be deducted in calculating Net Income and shall not be deemed to constitute a distributive share of Net Income or a distribution or return of capital to any Member.

          4.9  DISTRIBUTIONS.

               (a) Subject to Sections 4.9(c) and 4.10, the Company shall, to the extent the Management Committee determines the Company has cash available to do so, make quarterly advances of cash or other property to the Members in proportion and to the extent of their respective Tax Amounts ("TAX DISTRIBUTIONS"). Such Tax Distributions shall be treated as non-interest bearing advances recoverable from future distributions from the Company pursuant to Sections 4.9(b) and 12.4.

               (b) Subject to Sections 4.9(c) and 4.10, after provision for sufficient working capital consistent with good fiscal operating policy and such other needs as the Management Committee, in its sole discretion, shall deem appropriate, distributions (other than distributions pursuant to Section 12.4) of the net funds remaining after payment or provision for payment of current obligations and operating expenses of the Company and after distributions pursuant to the preceding paragraph, shall be made to the Members in accordance with their respective Percentage Interests, at such times as the Management Committee, in its sole discretion, shall determine.

               (c) Upon Capital Contributions by the Employee Members in exchange for the first 5,500 Class A Units issued by the Company, not including Class A Units issued pursuant to the Management Incentive Plan, such Capital Contributions shall be distributed within 90 days following such contribution to the Members in proportion to their Initial Class B Percentage Interests.

          4.10 DISTRIBUTIONS IN KIND. Distributions made pursuant to this Agreement may be made in cash or in assets in kind in the discretion of the Management Committee; provided, however, that any distribution in kind shall be made to all Members proportionately in accordance with their Percentage Interests.

          4.11 RESTRICTIONS ON DISTRIBUTIONS. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member with respect to such Member's Interest if such distribution would violate Section 18-607 of the Act or other applicable law. In addition, except as specifically determined by the Management Committee, the Company shall not make a distribution to any Member if such distribution would be prohibited by the terms of, or would cause any obligation of the Company to become due prior to the final maturity date of, or would cause the net worth or assets of the Company to be less than the minimum amount (or less in relation to another amount than the minimum ratio of such amounts) required to be maintained by the Company under, or otherwise would conflict with, any agreement or other instrument to which the Company is a party or by which it is bound which relates to borrowed money.

          4.12 TAX WITHHOLDING.

               (a) If requested by the Company, each Member shall deliver to the Company (i) an affidavit in form satisfactory to the Company that the applicable Member is not subject to withholding under the provisions of any federal, state, local, foreign or other law, (ii) any certificate that the Company may reasonably request with respect to any such laws, (iii) any other form reasonably requested by the Company relating to any Member's status under any such law, and/or (iv) a copy of any tax return or similar document of the applicable Member that the Company may reasonably request with respect to any such law.

               (b) To the extent that the Company is required by any applicable law to withhold or to make tax payments on behalf of or with respect to distributions to, allocations to, or otherwise for any Member
(each a "TAX LIABILITY"), the Company may make such tax payments (each a "TAX ADVANCE") as so required; PROVIDED, that at least ten (10) days, if commercially possible, prior to making a Tax Advance on behalf of or with respect to a Member, the Company shall first notify such affected Member.
Such tax payments shall be deducted from concurrent distributions, if any, from the Company to such Member pursuant to Sections 4.9 and 12.4. For the avoidance of doubt, to the extent that such tax payments are recovered from Tax Distributions, such Tax Distributions shall continue to be recoverable from future distributions from the Company pursuant to Sections 4.9(b) and
12.4. To the extent a Tax Advance is greater than a concurrent distribution (a "TAX EXCESS"), such Tax Excess shall be deemed to be a recourse loan to such Member by the Company and shall be due and payable immediately after such Tax Excess is made by the Company, and if not repaid within three (3) days after the Tax Excess is made by the Company, the Tax Excess shall bear interest at a rate equal to the lesser of (i) fifteen percent (15%) per annum, or (ii) the maximum rate permitted by law until repaid. Notwithstanding anything to the contrary contained herein or in any other agreement between or among Members, each Member hereby agrees to indemnify, defend, and hold harmless the Company and its Affiliates from and against any Tax Liability of or with respect to such Member, at any time, and this indemnity and hold harmless provision shall survive this Agreement and the termination of the Company. In the event of any claimed over-withholding, such Member shall be limited to an action against the applicable government agencies for refund and hereby waives any claim or right of action against the Company on account of such withholding. The Company may, and is hereby authorized to, withhold from any distributions or payments otherwise due to a Member from the Company under this Agreement the amount of any Tax Excess made on behalf of such Member that as of such date has neither been repaid to the Company nor been previously offset hereunder, any amount withheld under this
Section 4.12 shall be deemed for all purposes of this Agreement to have been distributed or paid to such Member. Any Member who does not repay a Tax Excess after a written final demand has been given by the Management
Committee shall pay, in addition to the Tax Excess and applicable interest, all expenses, including without limitation reasonable attorney's fees, incurred by the Company and/or any other Member in collecting the Tax Excess plus interest and/or pursuing any other remedy provided in the Section 4.12 and otherwise in this Agreement.


                                   ARTICLE V

                                    MEMBERS

          5.1 MEMBERS. The names and addresses of the Members are set forth on the signature page hereto.

          5.2 ADMISSION OF NEW MEMBERS. New members may be admitted by the Management Committee or in accordance with the transfer provisions contained in Article IX.

          5.3 RESIGNATION. A Member may not resign from the Company prior to the dissolution and winding up of the Company. A resigning Member shall not be entitled to receive any distribution except as expressly provided in this Agreement.

          5.4 POWER OF MEMBERS. The Members shall have the power to exercise any and all rights or powers granted to Members pursuant to the express terms of this Agreement. The Members shall elect the Management Committee in accordance with Section 6.3(b). Except as otherwise specifically provided by this Agreement or required by the Act, no Member shall have the power to act for or on behalf of, or to bind, the Company. Notwithstanding the foregoing sentence, all Members shall constitute one class or group of members for purposes of the Act.

          5.5 MEMBERS' RIGHT TO MAKE CERTAIN ADDITIONAL INVESTMENT. Each of the Members shall have a right to purchase additional interests in the Company, Grove Holdings LLC ("Holdings"), or the Operating Company pro rata in accordance with their respective Percentage Interests in the event any such company sells interests therein to any other Member or to an Affiliate of such Member, or to an officer, director, shareholder, partner, member, or agent of such Member of Affiliate or any family member of such Affiliate. This right shall terminate immediately prior, and shall not be applicable, to a Public Offering (an "Additional Investment") or a public offering of Holdings or the Operating Company. Any Additional Investment which any Member desires to make shall be made through the same entity (i.e. the investment shall not increase the number of PTP Slots as provided for hereunder) in which Members electing to invest have invested hereunder (except as otherwise permitted by the Management Committee) and all Members shall have the right to invest pro rata in accordance with their respective Percentage Interests on the same basis as every other Member. The Management Committee shall give notice to each Member that additional funds are needed for the Additional Investment. If a Member desires to make an Additional Investment, and the other Members elect not to participate in the Additional Investment, then the Members may make the Additional Investment free of the obligations of this Section 5.5. Sales of Interests to Members, and other transactions with Members and their Affiliates, shall be on an arms length basis.

          5.6  MEETINGS.

               (a) Meetings of the Members shall be held at such times as the Majority Members or the Management Committee shall from time to time determine or as otherwise required by law.

               (b) The Members may hold meetings at the Company's principal place of business or such other place as the Management Committee may designate.

               (c) Any Member may participate in a meeting of the Members by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

               (d) At each meeting of the Members, a person designated by the Management Committee shall act as chairman of the meeting and preside. The Secretary, or any person whom the Chairman of the meeting shall appoint shall act as Secretary of such meeting and keep the minutes thereof.

          5.7 VOTING. The Members shall vote in accordance with their Percentage Interests, to the extent such Interest are entitled to vote.

          5.8 QUORUM. A quorum of any meeting of the Members shall require the presence of the Majority Members. No action at any meeting may be taken by the Members unless a quorum is present. No action may be taken by the Members at any meeting at which a quorum is present without the affirmative vote of the Majority Members.

          5.9 ACTIONS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the Majority Members and such consent is filed with the minutes of the proceedings of the Members.


                                  ARTICLE VI

                                  MANAGEMENT

          6.1  MANAGEMENT OF THE COMPANY.

               (a)  The Company shall be managed by a Management Committee.
The following persons are hereby appointed and elected to serve as a member of the Management Committee, each until his successor shall be appointed and elected or his earlier death, resignation, removal or termination: J. Taylor Crandall, Michael L. George, Gerald Grinstein, Steven B. Gruber, Robert B. Henske, Gerard E. Holthaus, Salvatore J. Bonanno and Anthony P. Scotto. The Management Committee shall manage the Company in accordance with this Agreement and the actions of the Management Committee taken in such capacity and in accordance with this Agreement shall bind the Company.

               (b) The Management Committee shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein. The Management Committee shall be the sole person or entity with the power to bind the Company, except and to the extent that such power is expressly delegated to any other person, committee or entity by the Management Committee, and such delegation shall not cause the Management Committee to cease being the Management Committee. There shall not be a "manager" (within the meaning of the Act) of the Company.

               (c) The Management Committee may appoint individuals with or without such titles as it may elect, including the titles of President, Vice President, Treasurer, Secretary, and Assistant Secretary, to act on behalf of the Company with such power and authority as the Management Committee may delegate in writing to any such persons, and otherwise such officers shall have all the powers and authority customarily exercised by such officers.

               (d) The Management Committee may adopt the By-laws of the Company consistent with this Agreement and the Act.

          6.2 POWERS OF THE MANAGEMENT COMMITTEE. The Management Committee shall have the right, power and authority, in the management of the business and affairs of the Company, to do or cause to be done, at the expense of the Company, any and all acts deemed by the Management Committee to be necessary or appropriate to effectuate the business, purposes and objectives of the Company.

               Without limiting the generality of the foregoing, the Management Committee shall have the power and authority to:

               (a) issue from time to time in one or more series of any number of Interests, and with such powers, preferences, rights and qualifications, limitations or restrictions thereof, and such distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions adopted by the Management Committee. Each series of Interests (a) may have such voting rights or powers, full or limited, or may be without voting rights or powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive allocations and distributions (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and allocable and payable in preference to, or in such relation to, the allocations and distributions allocable and payable to any other class or classes or series of Interests; (d) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, or upon any distribution of the assets of, the Company; (e) may be made convertible into or exchangeable for, Interests of any other class or classes or of any other series of the same or any other class or classes of interests of the Company at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of Interests of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional Interests (including additional Interests of such series or of any other series) and upon the making of allocations or distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of, any outstanding Interests of the Company and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such Interests;

               (b) cause the Interests of the Company to be represented by certificates in such form and on the basis of such procedure as shall be approved by the Management Committee, including with respect to the issuance of new certificates to replace lost, destroyed, stolen or mutilated certificates.

               (c) establish a record date with respect to all actions to be taken hereunder that require a record date be established, including with respect to allocations and distributions;

               (d) bring and defend on behalf of the Company actions and proceedings at law or in equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise; and

               (e) execute all documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary, desirable, convenient or incidental to the purpose of the Company, including, without limitation, all documents, agreements and instruments related to the making of investments of Company funds.

               In connection with the issuance of any Interests as contemplated under Subsection (a) above, the Management Committee is hereby authorized to enter into such amendments or supplements to this Agreement as the Management Committee determines to be necessary or advisable to give effect to such issuance, including to make appropriate adjustments to the total number of Interests outstanding, the Percentage Interests and Relative Interests of the Members; provided, however, that such adjustments shall not treat Members differently and adversely from the manner in which other Members holding similar Interests are treated.

               The expression of any power or authority of the Management Committee in this Agreement shall not in any way limit or exclude any other power or authority of the Management Committee which is not specifically or expressly set forth in this Agreement.

               Notwithstanding anything in this Agreement to the contrary, all transactions between the Company or any Subsidiary and any Member, its Affiliates or any officer, director, shareholder, partner, member, employee or agent of a Member or an Affiliate of a Member or family members of the foregoing shall be on an arms length basis.

          6.3  GOVERNANCE.

               (a) NUMBER. The Management Committee shall consist of one or more members. Each Management Committee member shall hold office until a successor is elected and qualified or until such member's death, resignation or removal.

               (b) ELECTION. Management Committee members shall be elected by the Majority Members from time to time.

               (c) RESIGNATION. Any Management Committee member may resign at any time upon written notice to the Company.

               (d) REMOVAL. Any or all of the Management Committee members may be removed with or without cause by the Majority Members.

               (e) TIMES AND PLACES OF MEETINGS. The times and places for fixing meetings may be fixed from time to time by the Management Committee.

               (f) QUORUM. A majority of the Management Committee members shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Management Committee.

               (g) ACTION BY MAJORITY VOTE. The act of a majority of the Management Committee members present at a meeting at which a quorum is present shall be the act of the Management Committee.

               (h) ACTION WITHOUT A MEETING. Any action or permitted action required to be taken at any meeting of the Management Committee may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by a majority of the Management Committee members and such consent is filed with the minutes of the proceedings of the Company.

          6.4 NO MANAGEMENT BY OTHER PERSONS OR ENTITIES. Except and only to the extent expressly delegated by the Management Committee, no person or entity other than the Management Committee shall be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

          6.5 BY-LAWS. The Members or the Management Committee may adopt by-laws consistent with this Agreement and the Act.

          6.6 RELIANCE BY THIRD PARTIES. Any person or entity dealing with the Company or the Management Committee or a Member, in his capacity as a Member, may rely upon a certificate signed by the Management Committee as to:

               (a)  the identity of the Management Committee or the Member;

               (b) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Management Committee or the Member or are in any other manner germane to the affairs of the Company;

               (c) the persons who or entities which are authorized to execute and deliver any instrument or document of or on behalf of the Company; or

               (d) any act or failure to act by the Company as to any other matter whatsoever involving the Company or the Member.


                                  ARTICLE VII

                     ACCOUNTING; FINANCIAL AND TAX MATTERS

          7.1 ACCOUNTING METHOD. The Company shall keep its accounting records and shall report Net Income or Net Losses on the accrual method of accounting in accordance with the principles used by the Company for Federal income tax purposes and otherwise in accordance with GAAP consistently applied and, to the extent inconsistent therewith, in accordance with this Agreement.

          7.2 ACCOUNTING RECORDS. The Company shall keep complete and accurate business and accounting records reflecting all transactions of the Company. Such accounting records shall be kept in accordance with the principles set forth in Section 7.1. The Company shall also keep all records required to be kept pursuant to the Act. The Company's records, together with a copy of this Agreement and of the Certificate, shall be maintained at the principal place of business of the Company and shall be subject to inspection or examination by each Member and its duly authorized representative at all reasonable times for any purpose reasonably related to such Member's interest as a member of the Company.

          7.3 FISCAL YEAR. The Fiscal Year initially shall end on the last Saturday of September of each year. The Fiscal Year may be changed by the Management Committee. If the Fiscal Year is changed by the Management Committee as provided hereunder, any Target Date and/or measurement periods as provided in

Section 4.5, shall be adjusted in an equitable manner as reasonably determined by the Management Committee and GGEP.

          7.4  FINANCIAL STATEMENTS.

               (a) As soon as practicable but in any event within 60 days after the end of each of the first three quarters of each Fiscal Year of the Company, the Management Committee or the financial officers of the Company shall prepare and distribute to each Member quarterly financial statements of the Company (which need not be examined or reported on by an independent certified public accountant), which shall include a balance sheet of the Company as of the end of such fiscal quarter, a statement of Net Income and Net Loss for such fiscal quarter and a statement of cash flows of the Company for such fiscal quarter, all in reasonable detail, setting forth in each case in comparative form the information for the corresponding period (or periods) of the previous Fiscal Year.

               (b) As soon as practicable but in any event within 90 days after the close of each Fiscal Year of the Company, the Company shall cause to be prepared and delivered to each Member the following financial statements, accompanied by the audited report thereon of the independent accountants for the Company: (i) a balance sheet of the Company as at the end of such Fiscal Year; (ii) a statement of Net Income and Net Loss for such Fiscal Year; (iii) a statement of cash flows of the Company for such Fiscal Year; and (iv) a statement of the Members' Capital Accounts and changes therein for such Fiscal Year, all in reasonable detail, setting forth in each case in comparative form all the information for the corresponding period (or periods) of the previous Fiscal Year.

               (c) Notwithstanding the foregoing, in the event that the Company becomes a reporting company under the Securities Exchange Act of 1934, and so long as it shall remain a reporting company thereunder, it shall only be required to provide the Members with copies of any quarterly or annual financial statements of the Company filed with the Securities and Exchange Commission.

          7.5 BANK AND INVESTMENT ACCOUNTS. All funds of the Company shall be deposited in its name, or in such name as may be designated by the Management Committee, in such checking, savings or other accounts, or held in its name in the form of such other investments as shall be designated by the Management Committee. The funds of the Company shall not be commingled with the funds of any Person. All withdrawals of such deposits or liquidations of such investments by the Company shall be made exclusively upon the signature or signatures of such officer or officers of the Company as Management Committee may designate.

          7.6 TAX MATTERS PARTNER. The "TAX MATTERS PARTNER" (as such term is defined in Section 6231(a)(7) of the Code) of the Company shall be FW Grove Coinvestors, L.P. or any successor "tax matters partner" designated by the Management Committee in accordance with this agreement. Each Member, by its execution of this Agreement, consents to such designation of the Tax Matters Partner, and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

          7.7  TAXES.

               (a) The Company shall prepare, or cause to be prepared, and shall file all tax returns, be they information returns or otherwise, which are required to be filed with the Internal Revenue Service, state and local tax authorities and foreign tax jurisdictions, if any.

               (b) The Company shall furnish the Members with all Company information required to be reported in the tax returns of the Members for tax jurisdictions in which the Company is considered to be doing business, including a report indicating each Member's share for income tax purposes of the Company's income, gain, credits, losses and deductions within 90 days after the end of the Company's Taxable Year.

               (c) All determinations as to tax elections shall be made by the Tax Matters Partner.

          7.8 CLASSIFICATION AS A PARTNERSHIP. The Members intend that the Company be classified as a partnership for Federal tax purposes effective as of the date of this Agreement. The Tax Matters Partner shall not file an election for the Company to be taxable as an association for federal income tax purposes and shall, for and on behalf of the Company, take all steps as may be required to maintain the Company's classification as a partnership for Federal tax purposes. By executing this Agreement, each of the parties hereto consents to the authority of the Tax Matters Partner to make any such election and shall cooperate in the making of such election and shall cooperate in the making of such election (including providing consents and other authorizations that may be required). Nothing in this Section 7.8 shall limit the power of the Company as specified in Section 2.10(c) of this Agreement.

          7.9 ACCOUNTING DECISIONS. All determinations as to accounting principles shall be made by the Management Committee.

                                 ARTICLE VIII

                    LIABILITY; EXCULPATION; INDEMNIFICATION

          8.1 LIABILITY OF MEMBERS. A Member shall not be personally liable for any debt, obligation or other liability of the Company, whether arising in contract, tort or otherwise, except that a Member shall remain personally liable for the payment of any Capital Contributions required by Article III, and as otherwise provided in this Agreement, the Act and any other applicable law.

          8.2 EXCULPATION. (a) For purposes of this Agreement, "COVERED PERSON" shall mean any Member, any Affiliate of a Member, any Management Committee member, and any officer, director, shareholder, partner, member, employee or agent of a Member or any Affiliate thereof, and any officer, employee or expressly authorized agent of the Company or its Affiliates.

               (b) No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence, fraud or willful misconduct.

               (c) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

          8.3  DUTIES AND LIABILITIES OF COVERED PERSONS.

               (a) To the extent that, at law or in equity, any Covered Person has duties (including fiduciary duties) and liabilities related thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

               (b) Whenever in this Agreement a Covered Person is permitted or required to make a decision (a) in its "discretion" or under a grant of similar authority or latitude, the Covered Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person, or
(b) in its "good faith" or under another express standard, the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

          8.4  INDEMNIFICATION.

               (a) To the fullest extent permitted by applicable law, the Company shall indemnify any Covered Person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding brought by or against the Company or otherwise, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that such Covered Person is or was a Member, Affiliate, officer, employee or agent of the Company, or that such Covered Person is or was serving at the request of the Company as an Affiliate partner, member, director, officer, trustee, employee or agent of another Person, against all expenses, including attorneys' fees and disbursements, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Covered Person in connection with such action, suit or proceeding. Notwithstanding the foregoing, no indemnification shall be provided to or on behalf of any Covered Person if a judgment or other final adjudication adverse to such Covered Person establishes that his or her acts constituted intentional misconduct, fraud or gross negligence.

               (b) Any indemnification under subsection (a) of this Section (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that the indemnification of the Covered Person is proper under the circumstances because he or she has met the applicable standard of conduct set forth in subsection (a) of this
Section 8.4. Such determination shall be made by the Management Committee or the Majority Members or, if the Management Committee or Majority Members so direct, by independent legal counsel in a written opinion. Any indemnification payment shall be payable only out of and to the extent of the Company's assets, and no Covered Person shall have any liability therefor.

               (c) The Company shall, in the discretion of the Majority Members, pay expenses incurred in defending any action, suit or proceeding described in subsection (a) above (including reasonable legal fees and expenses of counsel and other experts) in advance of the final disposition of such action, suit or proceeding upon receipt by the Company of an undertaking, in form satisfactory to the Management Committee or the Company's legal counsel, to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized by paragraph (a) above.

               (d) The indemnification provided by this Section 8.4 shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any agreement, or otherwise. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8.4 shall continue as to a Covered Person who has ceased to be a Member, officer, employee or agent (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

               (e) The provisions of this Section 8.4 shall be a contract between the Company, on the one hand, and each Covered Person who served in such capacity at any time while this Section 8.4 is in effect, on the other hand, pursuant to which the Company and each such Covered Person intend to be legally bound. No repeal or modification of this Section 8.4 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.

          8.5 INSURANCE. The Company may purchase and maintain insurance, to the extent and in such amounts as the Management Committee shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other persons or entities as the Management Committee shall determine, against any liability that may be asserted against or expenses that may be incurred by any such person or entity in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such person or entity against such liability under the provisions of this Agreement. The Management Committee, on behalf of the Company, and/or the Company may enter into indemnity contracts with Covered Person and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 8.4 hereof and containing such other procedures regarding indemnification as are appropriate.

                                  ARTICLE IX

                                  TRANSFERS

          9.1  GENERAL RESTRICTIONS.  Except as otherwise permitted in this
Article IX, no Member shall Transfer, directly or indirectly, all or any portion of its Interest, or rights to income or other attributes with respect to its Interest, it being understood that any such Transfer or issuance will be deemed to constitute a Transfer by such Member in violation of this Agreement, shall be void AB INITIO and the Company shall not recognize any such Transfer.

          9.2 PERMITTED TRANSFERS. Except as otherwise specified herein and subject to Section 9.5, the provisions of Section 9.1 shall not apply to the following Transfers by a Member (each of which shall be deemed to constitute a "PERMITTED TRANSFER", each Transferee of a Permitted Transfer of Interests being referred to herein as a "PERMITTED TRANSFEREE"):

               (a) any Transfer upon the death of a Member that is an individual, through testamentary or intestate disposition.

               (b) any Transfer with the consent of the Management Committee; which shall be granted or withheld in its sole discretion.

               (c) any Transfer of Interests in accordance with the provisions of Sections 9.3 and 9.4, Article X or Article XI.

          9.3 DRAG-ALONG RIGHT. Subject to the prior approval of the Management Committee, if at any time prior to the Company first becoming a Public Company, the Majority Members (the "SELLING MEMBER") desire to sell all or any portion of such Selling Member's Interest pursuant to a bona fide offer from a third party which is not an Affiliate of such Selling Member (a "THIRD PARTY PURCHASER") to purchase all or any portion of its Interests then such Selling Member shall have the right to require all of the other Members to sell a pro rata portion of their Interests to such Third Party Purchaser in connection with such sale. Such right shall be exercisable by written notice (a "BUYOUT NOTICE") given to each Member which shall state (i) that the Selling Member proposes to effect the sale of the PRO RATA portion of the Interests of every Member of the Company to such Third Party Purchaser,
(ii) the proposed purchase price per unit to be paid by the Third Party Purchaser for the Interests of all of the Members, and (iii) the name of the Third Party Purchaser, and to which shall be attached a copy of all writings between such Selling Member and the other parties to such transaction necessary to establish the terms of such transaction. Each such Member agrees that, upon receipt of a Buyout Notice, each such Member shall be obligated to sell a PRO RATA portion of its Interests upon the other terms and conditions of such transaction (and otherwise take all reasonably necessary action to cause consummation of the proposed transaction, including voting such Interest in favor of such transaction); PROVIDED, HOWEVER, that each such Member shall only be obligated as provided above in this Section 9.3 if
(x) each Member receives the same pro rata consideration as the Selling Member for Interests of the same class and series as the Interests to be sold by the Selling Member, and (y) the Third Party Purchaser shall have furnished evidence reasonably satisfactory to the Management Committee to the effect that it has the financial ability to consummate the proposed purchase of the Interests of all of the Members.

          9.4 TAG ALONG RIGHT. In the event of a sale of an Interest by a Member that would cause a Change of Control, each Member shall have the right (but not the obligation) (such right, the "TAG ALONG RIGHT") to require the Selling Member to cause the Third Party Purchaser to purchase a pro rata portion of such Member's Interest (the "TAG ALONG INTEREST") for the amount equal to the pro rata amount being paid by the Third Party Purchaser to the Selling Member (the "TAG ALONG PRICE"). If a Change of Control occurs, the Company shall promptly give notice in writing to the Members setting forth the date and circumstances of the Change of Control, the identity of the Third Party Purchaser that has offered to purchase Selling Member's Interests and the Tag Along Price (the "TAG ALONG NOTICE"). Each of the Members may exercise its Tag Along Right by delivering written notice of its election to sell its Interest (the TAG ALONG EXERCISE NOTICE") to the Company and the Selling Members within 5 days of receipt of the Tag Along Notice. Delivery of such notice shall constitute an agreement by the Member delivering the same to sell its Interest to the Third Party Purchaser and an agreement by the Selling Member to cause the Third Party Purchaser to purchase such Interest at the price and upon the other terms set forth herein.

          9.5 CONDITIONS TO TRANSFERS. In addition to all other terms and conditions contained in this Agreement, no Transfers to which the provisions of Section 9.2 would apply shall be completed or effective for any purpose unless prior thereto:

               (a) the Transferor shall have provided to the Company (i) at least five Business Days' prior notice of such Transfer or in the case of Transfer by reason of death pursuant to 9.2(a), at least five Business Days' notice prior to the proposed effectiveness of such Transfer for purposes of this Agreement, (ii) a certificate of the Transferor, delivered with such notice, containing a statement as to which provision of Section 9.2 is applicable to such Transfer, together with such information as is reasonably necessary for the Management Committee to determine whether such Transfer is permitted thereby, and (iii) such other information and documents as may be reasonably requested by the Management Committee such notice in order for it to make such determination; and

               (b) the Transferee of such Interests shall have executed and delivered to each recipient of the notice required by Section 9.5(a) an agreement by which it shall become a party to and be bound by the applicable terms and provisions of this Agreement.

               (c) counsel to the Transferee of such Interests shall have delivered to the Company an opinion reasonably satisfactory in form and substances to the Company, to the effect that: (i) such Transfer would not violate the Securities Act or any state securities or "blue sky" laws applicable to the Company or the Interest to be Transferred, (ii) such Transfer would not, individually or together with other concurrently proposed Transfers, cause the Company to be regarded as an "investment company" or a "subsidiary investment company" under the Investment Company Act of 1940, as amended, and (iii) in the case of a Transfer pursuant to Sections 9.2(a) or
(b), such Transfer would not, individually or together with all other Transfers by such Transferor, its predecessors, their prior Transferees, and their indirect owners, if any, cause the Company to have more partners for purposes of Treasury Regulation section 1.7704-1(h), determined without regard to section 1.7704-1(h)(3)(ii), as a result of the ownership of such Transferor, its predecessors, their prior Transferees, and their indirect owners than the number opposite such Transferor's name under the heading "PTP Slots" as described in the Ancillary Letter or in Section 13.2(a) of this Agreement.

          9.6 EFFECT OF PERMITTED TRANSFER. Upon consummation of any Permitted Transfer of an Interest in accordance with the provisions of this Agreement, (a) the Permitted Transferee shall be admitted as a Member (if not already a Member) and for purposes of this Agreement such Permitted Transferee shall be deemed a Member, (b) the Transferred Interest shall continue to be subject to all the provisions of this Agreement and (c) the Capital Account (or applicable portion thereof in the case of a Transfer of less than all of a Transferor's Interest) of the Transferor shall be transferred to the name of such Permitted Transferee at the close of business on the effective date of such Permitted Transfer (the "EFFECTIVE TRANSFER TIME"). Unless the Transferor and Transferee otherwise agree in writing, and give written notice of such agreement to the Company at least five days prior to such Effective Transfer Time, all distributions declared to be payable to the Transferor at or prior to such Effective Transfer Time shall be made to the Transferor. No Permitted Transfer shall relieve the Transferor (or any of its Affiliates) of any of their obligations or liabilities under this Agreement arising prior to the closing of the consummation of such Permitted Transfer.

                                      ARTICLE X

                                 REGISTRATION RIGHTS

          10.1 DEMAND REGISTRATION RIGHTS.

               (a)  (i)    INITIAL PUBLIC OFFERING.  The Management Committee
     may in its sole discretion, and shall at the demand of the Majority Members (the Majority Members demanding such registration hereunder are referred to as the "DEMAND MEMBER") cause the Company to (A) effect a Reconstitution, if such action has not already been taken, and/or (B) register under the Securities Act and under the securities or "Blue Sky" laws of any jurisdiction reasonably designated by the Management Committee, all or any portion of the Converted Securities held by the Demand Member and/or any Equity Securities proposed to be registered and sold by the Company (the "OFFERED SECURITIES"). Promptly following any such determination to register Equity Securities, the Company shall provide written notice thereof to each Member (the "DEMAND NOTICE"). The Company shall enter into a Registration Rights Agreement with the Majority Members to provide for demand and piggyback registration rights for the period subsequent to any initial Public Offering consistent with the provisions of this Article X.

                    (ii)   SPECIAL INTERESTS - Upon a Reconstitution:

                           (A) EMPLOYEE MEMBERS. To the extent the Employee Members have not had the opportunity to obtain certain additional Class A Units (the "UNVESTED CLASS A UNITS") pursuant to the Management Incentive Plan because the date of such opportunity has not yet arisen as of the date of the Reconstitution, the Reconstituted Company shall enter into a plan with such Employee Members to replace such Unvested Class A Units with options to purchase Equity Securities in the Reconstituted Company, which will have exercise prices comparable to the price inherent in such employee Member's Exercise Price Equivalent.

                           (B) GGEP. To the extent the GGEP has not had the opportunity to obtain a portion of the Total Promote Percentage (the "UNVESTED CLASS B INTERESTS") pursuant to Section 4.5 because the date of such opportunity has not yet arisen as of the date of the Reconstitution, the Reconstituted Company shall enter into a plan with GGEP, reasonably acceptable to GGEP and the Company, to replace such Unvested Class B Interests with options to purchase Equity Securities in the Reconstituted Company, which will have exercise prices comparable to the price inherent in GGEP's Exercise Price Equivalent.

                    (iii) MANAGING UNDERWRITER. In connection with a registration effected pursuant to this Section 10.1(a), an Investment Banking Firm shall be designated by the Management Committee to act as managing underwriter of the Equity Securities to be sold.

                    (iv) WITHDRAWAL. The Management Committee or the Demand Member, as the case may be, may, at any time prior to the effective date of the Registration Statement, withdraw the Registration Statement and abandon the offering process.

               (b) REGISTRATION. In connection with any such determination by the Management Committee or Demand Member, as the case may be, and in accordance with the procedure described below, the Company shall use its reasonable best efforts (i) to effect the reconstitution and conversion described in
Section 10.1(a)(i)(A), (ii) to effect the registration under the Securities Act and the securities or "Blue Sky" laws of applicable jurisdictions of all Offered Securities, and (iii) to keep such registration statement continuously effective from the date such registration statement is declared effective until the earlier of (a) 120 days from the effective date for such registration statement and (b) such time as all Members whose Equity Interests are included in such Registration Statements notified the Company in writing that the distribution of the Offered Securities has been completed. The Company further agrees to supplement or make amendments to such registration statement, if required by
(x) the registration form utilized by the Company for such registration or by the instructions applicable to such registration form or (y) the Securities Act or the rules and regulations thereunder. The Company agrees to furnish to all Members whose Equity Interests are included in such Registration Statement copies of any such supplement or amendment prior to its being used or filed with the SEC.

               (c)  PIGGY-BACK RIGHTS.

                    (i) Other than in an initial Public Offering, in the event the Company files a registration statement for the sale of Equity Securities for the Majority Members or on behalf of the Company, the Company shall send prompt notice thereof to all other Members (the "PIGGYBACK NOTICE"). Any Member may request that Equity Securities owned by such Member (a "PARTICIPATING MEMBER" and, together with the Demand Member, the "OFFERING MEMBERS") be included in a registration statement by delivering notice to the Company within ten Business Days after the receipt of the Piggyback Notice, specifying the number of Converted Securities intended to be included in such registration by such Participating Member, such securities being included within the definition of Offered Securities). The Company shall use all reasonable efforts to effect the registration under the Securities Act of all such Offered Securities which the Company has been requested to register; PROVIDED, that prior to the effective date of the registration statement filed in connection with such registration, each Participating Member shall have the right to withdraw its Equity Securities included in such registration statement at any time prior to 5 Business Days before the effective date of such registration statement.
     Notwithstanding the foregoing provisions of this subsection (i), (a) no Member shall transfer any Equity Securities in contravention of any lock-up or similar agreement requested by the managing underwriter of the Equity Securities to be sold, (b) for the period ending on the fifth anniversary of the initial Public Offering, no Member shall sell Equity Securities in excess of the percentage of Equity Securities being sold by the Majority Members in such registration, unless the Management Committee specifically consents to the sale of a greater percentage of Equity Securities by a particular Member. If a Change of Control has occurred, piggy-back rights apply to initially purchased Interests by Employee Members as well as Interests acquired by Employee Members upon Option exercise; however, if a Change of Control has not occurred, such piggy-back rights only apply to initially purchased Interests by Employee Members and do not apply to Interests acquired by Employee
     Members upon Option exercise.

                    (ii) If the Company proposes to register any Offered Securities under the Securities Act as contemplated by this Section 10.1 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by a Participating Member, use its reasonable best efforts to arrange for such underwriters to include all the Offered Securities to be sold by such Participating Member among the securities of the Company to be distributed by such underwriters, subject to the provisions of this Section 10.1.

               (d) CUT-BACK. If the managing underwriter (selected in accordance with Section 10.1(a)(ii)) of any underwritten offering pursuant to this Section 10.1 shall inform the Company and the Demand Member that, in its reasonable opinion, the number of Offered Securities requested to be included in such registration by the Demand Member and the Participating Members would adversely affect such offering, then the managing underwriter of such offering shall limit the number of Converted Securities included in such offering so as to eliminate such adverse effect by reducing the number of Offered Securities to be included by each Participating Member on a pro rata basis (based on the proportion its Percentage Interest bears to the Percentage Interests of all other Offering Members).

          10.2 REGISTRATION PROCEDURES. In connection with the registration of Offered Securities pursuant to Section 10.1, the Company shall as expeditiously as possible:

               (a) furnish to each Member prior to the filing of the requisite registration statement (the "REGISTRATION STATEMENT"), copies of drafts and final conformed versions of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents in such quantities as an Offering Member may reasonably request from time to time in order to facilitate the disposition of the Offered Securities;

               (b) use all reasonable efforts to register or qualify the Offered Securities under such other securities or "Blue Sky" laws of such jurisdictions as the Offering Members request and do any and all other acts and things as may be reasonably necessary or advisable to enable the Company and the Offering Members to consummate the disposition in such jurisdictions of the Offered Securities; PROVIDED that the Company will not be required to
(i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (b), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

               (c) use all reasonable efforts to cause the Offered Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Company and the Offering Members to consummate the disposition of such Offered Securities (provided that the Company shall not be required to incur any expenses to satisfy regulatory requirements applicable to a particular purchaser of such Offered Securities);

               (d) notify the Offering Members, at any time when a prospectus relating to the proposed sale is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement or amendment contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Offered Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (e) enter into customary agreements (including, without limitation, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Offered Securities;

               (f) make available for inspection by the Offering Members, any managing or co-managing underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by the Company, the Offering Members or any managing or co-managing underwriter (collectively, the "AGENTS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Agent in connection with such registration; PROVIDED that (i) Records and information obtained hereunder shall be used by such persons only to fulfill their due diligence responsibility and (ii) Records or information which the Company determines, in good faith, to be confidential shall not be disclosed by the Agents unless
(x) the Company determines that the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in the Registration Statement or (y) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction. Each Offering Member further agrees that it will, upon learning that disclosure of such Records or information is sought by a court or governmental authority, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records or information deemed confidential;

               (g) use all reasonable efforts to furnish to the underwriters in such offering (i) at the effective date of such Registration Statement and the date of the closing of the sale of the Offered Securities to the underwriters in such offering, a "comfort" letter signed by the independent certified public accountants who have certified the financial statements included or incorporated by reference in such registration statement, covering such matters as are customarily covered in "comfort letters" for similar offerings and (ii) at the date of closing of the sale of the Offered Securities to the underwriters in such offering, a signed opinion of counsel for the Company, dated the closing date of such offering, covering such matters as are customarily covered in opinion letters of counsel to the issuer for similar offerings;

               (h) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

                    (i) use all reasonable efforts to cause all Offered Securities to be listed on a securities exchange or authorized for quotation on a national quotation system, as determined by the Demand Member.

          10.3 CONDITIONS TO OFFERINGS.

               (a) The obligations of the Company to take the actions contemplated by Sections 10.1 and 10.2 hereof with respect to an offering of Offered Securities shall be subject to the following conditions and limitations:

                    (i) Each Offering Member shall conform to all applicable requirements of the Securities Act and the Exchange Act with respect to the offering and sale of securities and shall advise each underwriter, broker or dealer through which any of the Offered Securities are offered that the Offered Securities are part of a distribution that is subject to the prospectus delivery requirements of the Securities Act.

                    (ii) Each Offering Member shall provide such information regarding itself as may be required by law, including the Securities Act, and, in connection with any underwritten offering, shall complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents (including with respect to the holdback arrangement described in Section 10.6) reasonably required under the terms of such underwriting arrangements.

                    (iii) Each Offering Member, upon receipt of any notice from the Company of the happening of any event of the kind described in
     Section 10.2(d), shall forthwith discontinue disposition of Offered Securities pursuant to the registration statement covering such securities until its receipt of the copies of the supplemented or amended prospectus contemplated by Section 10.2(d) hereof.

          10.4 REGISTRATION EXPENSES. All expenses incident to the performance of or compliance with this Article X by the Company, including all fees and expenses of compliance with securities or "Blue Sky" laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Offered Securities), registration or filing fees payable under any state or federal securities or "Blue Sky" laws, rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), fees and expenses incurred in connection with the listing of the securities to be offered on each securities exchange or over-the-counter market on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any comfort letters required by or incident to such performance), securities act liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration and the fees and expenses of other persons retained by the Company shall be borne and paid by the Company. The Company shall not have any responsibility for any of the expenses of any Offering Member incurred in connection with any registration hereunder (except that the Company shall pay for one legal counsel of the Demand Member), including fees and disbursements of counsel to such Offering Member and underwriting fees, discounts and commissions and transfer taxes, if any, attributable to the sale of Offered Securities.

          10.5 INDEMNIFICATION; CONTRIBUTION.

               (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, to the fullest extent permitted by law, the Offering Members, their directors and officers and each person who controls the Offering Member (within the meaning of either the Securities Act or the Exchange Act) and each underwriter of Offered Securities against any and all losses, claims, damages, liabilities and expenses (including attorneys' fees and expenses) caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or other document incident to any registration, qualification or compliance, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, or any violation of any rule or regulation promulgated under the Securities Act relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and the Company shall reimburse each Offering Member, its officers, directors, controlling persons and underwriters for any legal and any other expenses in connection with investigating or defending any such claim, loss, damage, liability or expense as they are incurred; PROVIDED that the Company shall not be required to indemnify any Offering Member or its officers, directors or controlling persons or any underwriter for any losses, claims, damages, liabilities or expenses resulting from any such untrue statement or omission if such untrue statement or omission is made in reliance on and in conformity with any information with respect to such person furnished to the Company by such person in writing expressly for use in such Registration Statement, prospectus, amendment or supplement thereto, or preliminary prospectus.

               (b) INDEMNIFICATION BY THE OFFERING MEMBERS. In connection with any registration in which an Offering Member is participating, such Offering Member will furnish to the Company in writing such information with respect to the Offering Member as the Company reasonably requests for use in connection with any Registration Statement, prospectus, or amendments or supplements thereto, and preliminary prospectus and agrees to indemnify the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company (within the meaning of either the Securities Act or of the Exchange Act) and each underwriter of Offered Securities to the same extent as the foregoing indemnity from the Company to the Offering Members, but only with respect to information relating to such Offering Member furnished to the Company in writing by such Offering Member expressly for use in such Registration Statement, prospectus, amendment or supplement thereto, or preliminary prospectus.

               (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to
Section 10.5(a) or Section 10.5(b) hereof, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the indemnified parties, such firm shall be designated in writing by the indemnified parties with the consent of the indemnifying party, which consent shall not be unreasonably withheld. The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there shall be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could reasonably be expected to have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d)  CONTRIBUTION.  If the indemnification provided for in this
Section 10.5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 10.5, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the statement or omission which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying and indemnified party from the offering of Securities covered by such registration statement; PROVIDED that for the purposes of this clause (ii) the relative benefits received by an Offering Member shall be deemed not to exceed the amount of proceeds received by such Offering Member. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any matter in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10.5(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10.5(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          If indemnification is available under this Section 10.5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 10.5(a) and 10.5(b) hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 10.5(d).

          10.6 HOLDBACK. Other than pursuant to the Registration Statement, and subject to Article IX hereof, each Member and the Company shall not Transfer any Converted Securities or Interests for a period commencing 10 days prior to the execution of the definitive underwriting agreement in respect of any registration hereunder and ending no later than 120 days thereafter (or such shorter period as may be requested by the managing underwriter in respect of such registration).

                                      ARTICLE XI

                               TERMINATION CALL RIGHTS

          11.1 CALL RIGHTS.

               (a) BREACH OF NONCOMPETITION AND CONFIDENTIALITY AGREEMENT. If an individual breaches any of the provisions of the Noncompetition and Confidentiality Agreement (to the extent applicable), whether or not during the term of his employment by the Company and its Affiliates, any Option theretofore granted to him under the Management Option Plan, whether or not yet vested on the date of such breach, shall thereupon terminate in all respects. Any Interests theretofore acquired by a such individual, under the Plan or otherwise, shall be subject to a Call Right at a repurchase price equal to the lower of the exercise price paid with respect to such Interests and the Fair Market Value.

               (b)  TERMINATION OF EMPLOYMENT

                    (i) In the event that an Employee Member's employment with the Company and all of its Subsidiaries is terminated for any reason, including death or disability, or if, while employed, an Employee Member is adjudged incompetent or insane, declares bankruptcy or is the subject of any petition for involuntary bankruptcy, the Company shall have the assignable right (but not the obligation) to purchase all of such Employee Member's Interests for an amount equal to the Fair Market Value of such interests as determined in good faith by the Management Committee, taking into account the amount recoverable pursuant to Section 4.9(a) with respect to such Interests, unless the Employee Member is terminated for Cause (as defined in the Management Plan) or by voluntary resignation.

                    (ii) If an Employee Member's employment is terminated for Cause, the Company shall have the assignable right (but not the obligation) to purchase all of such Employee Member's Interests for an amount equal to the lower of (x) the Fair Market Value of such Interests as determined in good faith by the Management Committee, taking into account the amount recoverable pursuant to Section 4.9(a) with respect to such Interests or
     (y) the amount actually received by the Company in connection with such Employee Member's purchase of the Interest, in either case minus all prior distributions made to such Employee Member or Permitted Transferee (other than Tax Distributions permitted under this Agreement).

                    (iii) If an Employee Member's employment is terminated by voluntary resignation of such Employee Member, the Company shall have the assignable right (but not the obligation) to purchase all of such Employee Member's interests for an amount equal to the lower of
     (x) the Fair Market Value of such interests as determined in good faith by the Management Committee, taking into account the amount recoverable pursuant to Section 4.9(a) with respect to such Interests or (y) the amount actually received by the Company in connection with such Employee Member's purchase of the Interest plus interest accrued but unpaid for any note outstanding for the purchase of stock in either case minus all prior distributions made to such Employee Member or permitted Transferee (other than Tax Distributions permitted under this Agreement), provided that if the call right is being exercised subsequent to a Change of Control, the price paid shall be the Fair Market Value of the Interests.

                    (iv) The Company's rights to purchase under (i) - (iii) above are herein referred to as the "TERMINATION CALL RIGHT".


               (c) EXERCISE OF CALL RIGHT. The Committee may, if it deems appropriate given the then circumstances, at its sole discretion, exercise any call right at Fair Market Value which would otherwise be exercisable at cost paid for such Common Interests.

               (d) CALL NOTICE. The Company may exercise its Termination Call Right by delivering written notice (the "Termination Call Notice") of its election to purchase the Employee Member's Interests (the "Termination Called Interest") at any time after the Employee Member's termination.

               (e) CLOSING. The closing of the purchase of the Termination Called Interest shall be held at the principal office of Company at 11:00 a.m. local time on the date set forth in the Termination Call Notice, or at such other times and places as the parties to the transaction agree. At the closing, the Company shall pay to such Employee Member the relevant termination call price, in cash or by certified check or wire transfer of funds or any combination of the foregoing. All of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate to effectuate the intent of the foregoing.


                                     ARTICLE XII

                 TERMINATION; DISSOLUTION; LIQUIDATION AND WINDING-UP

          12.1 TERMINATION OF THE COMPANY. In the event of the occurrence of a Dissolution Event (as defined in Section 12.2), the Company shall be terminated on the

90th day after the occurrence of such event unless the remaining Members prior to the close of business on such 90th day elect to continue the business of the Company by the affirmative agreement of the Majority Members.

          12.2 EVENTS OF DISSOLUTION. The Company shall be dissolved upon any of the following (each a "DISSOLUTION EVENT"):

               (a) the entry of a decree of judicial dissolution under Section 18-802 of the Act;

               (b)  the written consent to a dissolution by the Majority
Members;

               (c) the expiration of 60 days after the assignment, sale, transfer or other disposition of all or substantially all of the assets, properties and business of the Company other than as provided in Article IX.

Notwithstanding any provision of the Act to the contrary, the Company shall continue and shall not be dissolved as a result of the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or any other event that terminates the continued membership of a Member.

          12.3 NOTICE OF DISSOLUTION EVENT. The Management Committee shall promptly notify the other Members of any such Dissolution Event.

          12.4 LIQUIDATION AND WINDING-UP. If the Company is dissolved pursuant to Section 12.2 and the Members have not elected to continue the business of the Company pursuant to Section 12.1, the Company shall be liquidated and wound up in accordance with the Act and the following provisions:

               (a) The financial officers of the Company shall be directed to prepare a balance sheet, income statement and statement of cash flows of the Company in accordance with GAAP as of the date of dissolution and for the period ended on such date, which balance sheet shall be reported upon by the Company's independent public accountants.

               (b) The assets, properties and business of the Company shall be liquidated by the Management Committee as promptly as possible, but in an orderly and businesslike manner so as not to involve undue sacrifice. Notwithstanding the foregoing, if it is determined by the Management Committee not to sell all or any portion of the properties and assets of the Company, such properties and assets shall be distributed in kind in the order of priority set forth in subsection (d); PROVIDED, HOWEVER, that the Fair Market Value of such properties and assets, as determined in good faith by the Management Committee, shall be used in determining the extent and amount of a distribution in kind of such properties and assets in lieu of actual cash proceeds of any sale or other disposition thereof.

               (c) Net Income or Net Loss of the Company for the year of liquidation shall be credited or charged to the Capital Accounts of the Members in accordance with the allocation provisions set forth in Sections 4.2 and 4.3, respectively.

               (d) The proceeds of sale of all or substantially all of the properties and assets of the Company and all other properties and assets of the Company not sold, as provided in subsection (b) above, and valued at the Fair Market Value thereof as provided in such subsection (b), shall be applied and distributed as follows, and in the following order or priority:

                    (i) FIRST, to the payment of all debts and liabilities of the Company and the expenses of liquidation not otherwise adequately provided for;

                    (ii) SECOND, to the setting up of any reserves that are reasonably necessary for any contingent unforeseen liabilities or obligations of the Company or of the Members arising out of, or in connection with, the Company;

                    (iii) THIRD, to the Members in proportion to the positive balances of their respective Capital Accounts until the remaining balances of all such accounts are zero; and

                    (iv) FOURTH, the remaining proceeds to the Members in proportion to their Percentage Interests.

               (e) A Certificate of Cancellation shall be filed with the Secretary of State of the State of Delaware by the Members.

          12.5 SURVIVAL OF RIGHTS, DUTIES AND OBLIGATIONS. Termination, dissolution, liquidation or winding up of the Company for any reason shall not release any party from any liability which at the time of such termination, dissolution, liquidation or winding up already had accrued to any other party or which thereafter may accrue in respect to any act or omission prior to such termination, dissolution, liquidation or winding up.

          12.6 CLAIMS OF THE MEMBERS. Members and former Members shall look solely to the Company's assets for the return of their contributions to the

Company, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such contributions, the Members and former Members shall have no recourse against the Company or any other Member.


                                     ARTICLE XIII

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MEMBERS

          13.1 REPRESENTATIONS.

               (a) PUBLICLY TRADED PARTNERSHIP REPRESENTATION. DLJ, Squam Lake Investors, II, L.P., and Sunapee Securities, Inc., each hereby certify and represent that for purposes of Treasury Regulation section 1.7704-1(h), it is not a partnership, grantor trust or S corporation, substantially all the value of any Interest in which is attributable to its Interests in the Company.

          13.2 COVENANTS.

               (a) PRIVATELY TRADED PARTNERSHIP COVENANT. The Members each hereby agree and covenant that they shall not cause the Company to have more partners for purposes of Treasury Regulation section 1.7704-1(h), determined without regard to section 1.7704-1(h)(3)(ii), as a result of the ownership of such Member, its predecessors, their prior Transferees, and their indirect owners than the number opposite such Member's name under the heading "PTP Slots" as described in the Ancillary Letter. In the case of the Employee Members, each Employee Member shall have one "PTP Slot" allocated to them and for purposes of this Section 13.2, Options shall be treated as if they were converted into Class A Units. Each Member hereby agrees and covenants that it will implement restrictions or rights to reacquire ownership interests upon its own direct and indirect owners, if any, to ensure compliance with this covenant. Any transfer in violation of this Section shall be void ab initio.

               (b) Squam, Sunapee, DLJ and GGEP hereby agree and covenant that they shall not materially modify their ownership structure as presented to the Company on the date hereof except with the consent of the Management Committee or in the event of the death of a partner of GGEP, subject in all cases to the restrictions on transfer set forth in Section 9.5(c).

                                     ARTICLE XIV

                                  GENERAL PROVISIONS

          14.1 NOTICES. Wherever provision is made in this Agreement for the giving of any notice, such notice shall be in writing and shall be deemed to have been duly given if mailed by first class United States mail, postage prepaid, addressed to the party entitled to receive the same or delivered personally to such party, or telegraphed, telexed, sent by facsimile transmission or sent by overnight courier, if to the Members, in each case to the addresses or facsimile telephone numbers therefor set forth on the signature pages hereto, and if to the Company, to:

               GROVE INVESTORS LLC
               1565 Buchanan Trail East, P.O. Box 21
               Shady Grove, Pennsylvania 17256
               Attention:  Salvatore J. Bonanno
               Fax No.: 717-593-5001

or to such other address, in any such case, as any party hereto shall have last designated by notice to the other party. Notice shall be deemed to have been given on the day that it is so delivered personally, telegraphed, telexed or sent by facsimile transmission and the appropriate answerback or confirmation of successful transmission is received or, if sent by overnight courier, shall be deemed to have been given one Business Day after delivery by the courier company, or if mailed, three Business Days following the date on which such notice was so mailed. Any Member may change its address for notices by giving written notice of such change to the other Members and the Company.

          14.2 ENTIRE AGREEMENT; NON-WAIVER. This Agreement constitutes the entire agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties with respect to the subject matter hereof.

          14.3 AMENDMENTS. Except as provided in Section 6.2, this Agreement or the Certificate may be amended from time to time only upon the approval of the Majority Members. Any proposal to amend this Agreement requiring approval of the Majority Members shall be accompanied by a summary of the proposed amendment and shall be delivered to all of the Members. The date of adoption of an amendment shall be the date on which the Company shall have received the requisite approvals or such other date approved by the Majority Members. Notwithstanding the above, any amendment that has an adverse effect on the Capital Account of any Member or on other material rights of a Member hereunder shall not be effective against such Member without the approval of such Member; PROVIDED, HOWEVER, that the admittance of new Members or the dilution of the Percentage Interests or other rights of Members on a non-discriminating basis occasioned by the increase in Interests or the admittance of new Members shall not constitute an adverse effect on a Member for purposes of this Section 14.3. The Management Committee may amend this Agreement to effect any amendments authorized by this Agreement, including without limitation, effecting a Reconstitution or the issuance of new
Interests.

          14.4 NO WAIVERS. No delay on the part of any party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver, express or implied, by any party of any right hereunder or of any failure to perform or breach hereof by any other party constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by the same or any other Member, whether of a similar or dissimilar nature thereof.

          14.5 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby); PROVIDED that, with respect to matters governed by the Act, the Act shall govern.

          14.6 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; SELECTION OF FORUM. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN (A) THE UNITED STATES DISTRICT COURT FOR DELAWARE (THE "CHOSEN COURT") OR IN THE EVENT THAT SUCH COURT LACKS JURISDICTION TO HEAR THE CLAIM, (B) IN THE APPROPRIATE DELAWARE STATE COURT AND
(I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURT,
(II) WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURT, (III) WAIVES ANY OBJECTION THAT THE CHOSEN COURT IS AN INCONVENIENT FORUM OR DOES NOT HAVE JURISDICTION OVER ANY PARTY HERETO, (IV) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL AND (V) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH
SECTION 13.1 OF THIS AGREEMENT.

          14.7 FURTHER ASSURANCES. Each of the Members hereby agrees, at the request of any other Member, to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.

          14.8 ASSIGNMENT OF CONTRACTS AND RIGHTS. Except as otherwise provided herein, no party to this Agreement may assign any of its rights or remedies or delegate any of its obligations under this Agreement without the prior written consent of the Management Committee.

          14.9 NO RIGHT TO PARTITION. The Members, on behalf of themselves and their shareholders, partners, members, successors and assigns, if any, hereby specifically renounce, waive and forfeit all rights, whether arising under contract or statute or by operation of law, except as otherwise expressly provided in this Agreement, to seek, bring or maintain any action in any court of law or equity for partition of the Company or any asset of the Company, or any interest which is considered to be Company property, regardless of the manner in which title to such property may be held.

          14.10 NO THIRD PARTY RIGHTS. This Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective successors and assigns (subject to the express provisions hereof relating to successors and assigns), and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto.

          14.11 SUCCESSORS AND ASSIGNS. Subject to the restrictions on Transfer set forth herein, and except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and permitted assignees under this Agreement.

          14.12 SEVERABILITY. If any provision of this Agreement shall be declared to be invalid, illegal or unenforceable, such provision shall survive to the extent it is not so declared, and the validity, legality and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

          14.13 REMEDIES NOT EXCLUSIVE. Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every remedy under this Agreement or now or hereafter existing at law or in equity or by statute.

          14.14 REPRESENTATION BY COUNSEL. Each of the parties has been represented by and has had an opportunity to consult legal counsel in connection with the negotiation and execution of this Agreement. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by any court or arbitrator or any Governmental Authority by reason of such party having drafted or being deemed to have drafted such provision.

          14.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts, individually or taken together, bear the signatures of each of the parties reflected herein as signatories.

          14.16 ATTACHMENTS. All attachments, annexed instruments and addenda referred to herein shall be considered a part of this Agreement as fully as if and with the same force and effect as if such attachment, annex or addendum had been included herein in full.

          14.17 TABLE OF CONTENTS AND HEADINGS. The table of contents and headings in this Agreement are solely for convenience of reference and shall not affect the interpretation or construction of any of the provisions hereof.

          14.18 COMPETING BUSINESS. Notwithstanding any other provision to the contrary contained in or inferable from this Agreement, the Act or any other statute or principle of law, neither the Members nor any of their Affiliates shall be prohibited or restricted in any way from investing in or conducting, either directly or indirectly, and may invest in and/or conduct, either directly or indirectly, businesses of any nature whatsoever, including the ownership and operation of businesses similar to those of the Company. Any investment in or conduct of any such businesses by a Member or Affiliate of a Member shall not give rise to any claim for an accounting by the other Members or the Company or any right to claim any interest therein or the profits therefrom.

          14.19 ENTIRE AGREEMENT. This Agreement and the Ancillary Letter contain the entire agreement among the parties relative to the matters contained in this Agreement.

          14.20 ARBITRATION. For purposes solely of certain determinations referred to under the definition of Fair Market Value, the following procedure shall be utilized. The Management Committee shall make such determination in good faith and shall give notice of such determination by written notice to GGEP, with appropriate information supporting such determination. If GGEP objects to such determination, GGEP shall so notify the Management Committee in writing within five business days of GGEP's receipt of the notice from the Management Committee. The
Management Committee and GGEP shall then negotiate as to the determination for a period of thirty calendar days. Neither the Management Committee nor GGEP shall be required in this negotiation to agree to the determination of the other. If GGEP and the Management Committee fail to agree as to a determination of Fair Market Value, then GGEP and the Management Committee shall endeavor to designate a mutually acceptable appraiser to determine such Fair Market Value. If GGEP and the Management Committee have not agreed on an appraiser within fifteen days, then each of GGEP and the Management Committee shall appoint an appraiser within ten days thereafter. The two appraisers shall within ten days appoint a third appraiser. The third appraiser shall determine the Fair Market Value of the assets within thirty days after such appraiser's appointment. The value determined, whether by agreement of GGEP and the Management Committee or by appraisal, shall be conclusive. GGEP shall bear the cost of its appointed appraiser and the Company shall bear the cost of its appointed appraiser and the third appraiser. Each of GGEP and the Management Committee shall be given reasonable advance notice of the time and place of any appraisal proceedings and shall have the right to be present, heard, and represented by counsel and to put on expert testimony at such proceedings, each at their own expense.

          14.21 WAIVER. No consent or waiver, express or implied, by any Member to or for any breach or default by any other Member in the performance by such other Member of its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same or any other obligations of such other Member under this Agreement. Failure on the part of any Member to complain of any act or failure to act of any of the other Members or to declare any of the other Members in default, regardless of how long such failure continues, shall not constitute a waiver by such Member of its rights hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, by their respective duly authorized officers or partners, on the date first above written.

                              MEMBERS

                              FW STRATEGIC PARTNERS, L.P.
                              By:  FW Strategic Asset
                                    Management, L.P.
                              By:  Strategic Gen Par, Inc.


                              By: /s/ James N. Alexander
                                 -----------------------------------
                                  Name:  James N. Alexander
                                  Title:
                                  Address: 201 Main Street
                                           Fort Worth, Texas 76102


                              FW GROVE COINVESTORS, L.P.
                              By:  FW Group Genpar, Inc.


                              By: /s/ Robert Cothamn
                                 -----------------------------------
                                  Name:  Robert Cothamn
                                  Title:
                                  Address: 201 Main Street
                                           Fort Worth, Texas 76102

                              SUNAPEE SECURITIES, INC.


                              By: /s/ Gary B. Wilkinson
                                 -----------------------------------
                                  Name: Gary B. Wilkinson
                                  Title:  Treasurer
                                  Address: Two Copely Place
                                           Boston, Massachusetts 02116


                              SQUAM LAKE INVESTORS, II, L.P.
                              By:  GPI, Inc., its General Partner


                              By: /s/ Gary B. Wilkinson
                                 -----------------------------------
                                  Name: Gary B. Wilkinson
                                  Title: Treasurer
                                  Address: Two Copely Place
                                           Boston, Massachusetts 02116


                              DLJ CAPITAL CORPORATION


                              By: /s/ Ivy Dodes
                                 -----------------------------------
                                  Name: Ivy Dodes
                                  Title:
                                  Address: 277 Park Avenue
                                           New York, New York 10172

                              GGEP-GROVE, L.P.
                              By:  George Group Inc.,
                                   its General Partner


                              By: /s/ Michael L. George
                                 -----------------------------------
                                  Name:  Michael L. George
                                  Title:
                                  Address: One Galleria Tower
                                           13355 Noel Road, Suite 1100
                                           Dallas, Texas 02116



                              MICHAEL L. GEORGE

                              /s/ Michael L. George
                              --------------------------------------
                              Address: One Galleria Tower
                                      13355 Noel Road, Suite 1100
                                      Dallas, Texas 02116

                                   SALVATORE J. BONANNO

                                   /s/ Salvatore J. Bonanno
                                   ---------------------------------
                                   Address:



                                   JEFF BUST

                                   /s/ Jeff Bust
                                   ---------------------------------
                                   Address:



                                   JOSEPH SHULL

                                   /s/ Joseph Shull
                                   ---------------------------------
                                   Address:



                                   JAMES KOLINSKI

                                   /s/ James Kolinski
                                   ---------------------------------
                                   Address:



                                   TED BRATTHAUAR

                                   /s/ Ted Bratthauar
                                   ---------------------------------
                                   Address:

                                   JOHN WHEELER

                                   /s/ John Wheeler
                                   ---------------------------------
                                   Address: